===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 6, 1996

                         QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


       NORTH CAROLINA              340-23520                    56-1714315
(State or other jurisdiction  (Commission File No.)          (I.R.S. Employer
     of incorporation)                                   Identification Number)

             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 300,
                       DURHAM, NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)

                                 (919) 941-2000
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)





The Exhibit Index for this filing is located on sequentially numbered page     .
                                                                           ----

The total number of pages contained in this filing is        .
                                                      -------


===============================================================================

ITEM 5.  OTHER EVENTS.

     On October 6, 1996, Quintiles Transnational Corp., a North Carolina corporation ("Quintiles"), Innovex Limited, a company organized under the laws of England and Wales ("Innovex"), and the shareholders of Innovex, signed a definitive agreement, dated as of October 4, 1996 (the "Exchange Agreement"), by which Quintiles will exchange up to 10 million shares of its common stock, par value $.01 per share ("Common Stock"), for all of the outstanding ordinary shares and cumulative participating preferred ordinary shares ("Innovex Shares") of Innovex (the "Exchange").

     The Exchange Agreement provides that, following the performance and fulfillment of all covenants, conditions and obligations to the Exchange (other than those waived in accordance with the terms of the Exchange Agreement), Quintiles will acquire all of the outstanding Innovex Shares from the shareholders of Innovex and Innovex will become a wholly-owned subsidiary of Quintiles and continue its existence as a company under the laws of the United Kingdom. On the Closing Date, for an aggregate amount of approximately $60 million (the source of which is expected to be Quintiles' working capital), Quintiles would also (i) purchase all outstanding Innovex cumulative redeemable preference shares from the holders of such shares for L1.00 each, plus accrued and unpaid dividends thereon and (ii) advance cash to Innovex sufficient to satisfy certain indebtedness of Innovex. The Exchange will be effected by the delivery at Closing by the Innovex Shareholders of duly executed stock transfer forms in respect of all of their Innovex Shares together with certificates representing such shares in exchange for shares of Quintiles Common Stock. The Exchange will become effective at the date and time specified in the Exchange Agreement (the "Closing Date").

     It is the intention of the parties to consummate the Exchange and the other transactions contemplated by the Exchange Agreement (the "Closing") as soon as possible following approval of the issuance of the Exchange Shares by the shareholders of Quintiles and satisfaction of all covenants and conditions to the parties' respective obligations to consummate the Exchange (or, to the extent permitted, waiver thereof) at such other time as designated in writing by Quintiles and Innovex.

     Pursuant to the Exchange Agreement, Quintiles has agreed to substitute options to acquire Innovex ordinary shares ("Innovex Options") for options to acquire shares of Quintiles Common Stock ("Quintiles Options"). On the Closing Date, each Innovex Option will be cancelled and a new Quintiles Option to acquire shares of Quintiles Common Stock will be substituted therefor. The exercise price for any Quintiles Options so received will equal the exercise price of the Innovex Options exchanged for such Quintiles Options divided by the exchange ratio of .07981 applicable in the Exchange. Each Quintiles Option will otherwise be subject to equivalent terms and conditions as apply to the corresponding Innovex Option. The total number of shares of Quintiles Common Stock issuable in the Exchange and upon exercise of the substituted options is 10 million.

     On the Closing Date and pursuant to an escrow agreement among the parties, two and one-half percent of the total number of shares of Quintiles Common Stock to be issued in the Exchange will be delivered pro rata by the Innovex shareholders to the escrow agent under the escrow agreement to be held by such escrow agent for the purpose of securing the obligations of the Innovex shareholders pursuant to the indemnification provisions of the Exchange Agreement.

     In addition, on the Closing Date, Barrie S. Haigh, currently the Chairman of Innovex will execute an employment agreement with Quintiles on terms similar to his existing service agreement and also providing for a noncompetition covenant restricting Mr. Haigh for a period ending on the date he reaches age 65 or, if later, two years after his employment with Quintiles ends. In addition, certain other senior executive officers of Innovex will execute employment agreements with Quintiles which will include terms satisfactory to the parties as well as noncompetition covenants. Mr. Haigh and Paul Knott, currently Group Finance Director of Innovex, will also be appointed to the Board of Directors of Quintiles.

     The shares of Quintiles Common Stock to be received by the shareholders of Innovex in the exchange will be issued by Quintiles without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the exemptions from registration contained in Section 4(2) of, and

Regulation S under, the Securities Act. As a result, the acquired shares may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration. Quintiles has agreed to provide the Innovex Shareholders with certain rights, which are subject to market conditions and other customary limitations, to have the acquired shares registered under the Securities Act pursuant to a Registration Rights Agreement, the form of which has been attached to the Exchange Agreement. Under the Registration Rights Agreement, which would be executed when the Exchange is consummated, Quintiles has (i) agreed to file a registration statement for an underwritten offering to include up to 2.7 million of the acquired shares and granted to the Innovex shareholders rights to demand registration until an aggregate of 2.7 million shares are sold, (ii) agreed to file a shelf registration statement to allow the Innovex shareholders to register for resale in the market up to 500,000 shares every 90 days for a period of approximately three years and (iii) granted rights to the Innovex shareholders to participate with Quintiles in certain underwritten offerings that Quintiles may file over the next approximately three years. The rights granted to the Innovex shareholders terminate when, among other things, the acquired shares may be sold within the limitations set forth in Rule 144 under the Securities Act or if the holder thereof transfers the acquired shares to an ineligible person.

     On October 7, 1996, the Registrant issued a press release regarding the Exchange. The text of the press release is as follows:

        QUINTILES SIGNS DEFINITIVE SHARE EXCHANGE AGREEMENT WITH INNOVEX

          RESEARCH TRIANGLE PARK, NC - October 7, 1996 - Quintiles Transnational Corp. (Nasdaq: QTRN) announced today the signing of a definitive share exchange agreement with the shareholders of Innovex Ltd., an international contract pharmaceutical organization based in Marlow, United Kingdom. If the agreement is completed, Quintiles would have the broadest array of services to meet the needs of the pharmaceutical and other healthcare sectors. With the Innovex alliance, Quintiles could expand its full-service capabilities beyond development of drugs and offer its customers sales and marketing services. This combination would create the world's first and largest full-service contract pharmaceutical and healthcare company.

          The agreement calls for an exchange of all of Innovex stock for 10 million shares of Quintiles stock in a pooling of interests transaction. If the deal closes, Quintiles plans to retire approximately $60 million of existing Innovex obligations. Completion of the agreement, which is subject to Quintiles shareholder approval and regulatory approval, is expected later this year.

          Innovex is believed to be the largest privately held contract pharmaceutical organization in the world with more than 3,200 employees in the U.K., continental Europe and the United States. The company's core competencies focus on supplementing the sales and marketing of drugs for many of the leading 25 pharmaceutical companies on a global basis. Innovex's clinical research and contract-selling activities are concentrated during the peri-marketing phase of two years pre- and two years post-regulatory approval. Innovex's expertise would be highly synergistic with and complementary to Quintiles' global clinical research and data management capabilities. With Innovex, Quintiles could supplement its strong revenue growth derived from its core development business with a new avenue of strong revenue growth derived from sales and marketing.

          Innovex recorded net revenue of $129.1 million for its fiscal year ending March 31, 1996, and $80.4 million for its year ending March 31, 1995, a 61 percent growth rate. Quintiles reported net revenue of $156.4 million for its fiscal year ending December 31, 1995, and net revenue of $90.1 million for the year ending December 31, 1994, a 74 percent growth rate. Quintiles' annual growth rate has averaged more than 50 percent for the last five years. The proposed combination of the two companies, both of which have excellent profit records, is expected to be accretive to earnings per share by approximately 5 to 7 cents for 1997. Quintiles expects to take a one-time charge related to the transaction; the amount has not been determined.

          "This is fundamentally a growth transaction because of the opportunities that exist in pharmaceutical outsourcing and healthcare today," said Quintiles Transnational Corp. Chairman and CEO Dennis Gillings, Ph.D. "We aim to be aggressive about competing for market share and we believe we are ahead of our competition. The combined company of Quintiles and Innovex, if the deal is completed, would be the largest and fastest-growing services company in this arena. We will provide a unique configuration of services to the pharmaceutical and healthcare sectors, comprising a broader spectrum than any other service company."

          With Innovex, the integration of the development and promotion functions allows Quintiles to help its clients achieve and maximize faster the keys to the success of a drug -- including superior claims, broader indications and improved convenience. The coordination of delivery and promotion also allows Quintiles to integrate better the data generated from the two functions toward the formation of outcomes research and disease management initiatives.

          Senior management at both companies have enthusiastically endorsed what Innovex Chairman Barrie Haigh called "the unbeatable mix of Quintiles' scientific strength with Innovex's global commercialization strengths -- a mix of enormous benefit to our customers. Our sales and marketing services have been the fastest-growing segment of our business. Together with Quintiles' full-service systems, we would open up exciting new business development avenues."

          The combined company would be chaired by Dennis Gillings who would also continue as Chief Executive Officer. Quintiles' new company structure would have three divisions, all of which would report to President and Chief Operating Officer Santo J. Costa. Current Quintiles Chief Financial officer Rachel Selisker would serve in that role for the combined company. Barrie Haigh would serve as Vice Chairman and would oversee the business development function for all divisions. Haigh and current Innovex Group Finance Director Paul Knott are expected to be named to the Quintiles Transnational Corp. Board of Directors.

          As part of the proposed transaction, the company is expected to enter into employment and non-competition agreements with Haigh, Knott, and certain other Innovex management. The Innovex shareholders will receive unregistered shares at closing but will receive certain registration rights commencing during the first quarter of 1997, subject to market conditions and other customary limitations.

          Quintiles recently announced the signing of a definitive agreement to acquire BRI International, a contract research organization headquartered in Arlington, VA, with 445 employees. BRI's net revenues for the fiscal years ending November 30, 1995, and November 30, 1994, were respectively, $42.6 million and $28.6 million, reflecting a 49 percent growth rate. Among its other services, BRI offers the world's largest outsourcing capability to the medical device industry. The transaction is expected to close later this year and could add up to 5 cents to Quintiles' earnings per share in 1997.

          Quintiles' worldwide services encompass healthcare product development and information management. Quintiles offers globally integrated research and development and strategic consulting services to pharmaceutical, biotechnology, medical device, and healthcare management industries, as well as to local and national governments. The company's core competencies include clinical research and data management, and consulting on healthcare policy, disease management and regulatory issues. Quintiles is headquartered near Research Triangle Park, NC, and has 41 operating units in 19 countries.

          Information in this press release contains "forward-looking statements." These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, whether the proposed share exchanges actually occur, the ability of the combined businesses to be integrated with Quintiles' current operations, actual operation performance, the ability to maintain large client contracts or to enter into new contracts, and the actual costs of the combining of the businesses.

                                   10/7/96
        /CONTACT: Pat Grebe, Media Relations (pgrebe@quintiles.com);
             Greg Connors, Investor Relations (invest@quintiles.com)
             919-941-2000


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Business Acquired.

      Unaudited Interim Condensed Consolidated Financial Statements

         Unaudited Condensed Consolidated Income Statements for
           the three months ended June 30, 1995 and 1996
         Unaudited Condensed Consolidated Balance Sheets as at
           March 31, 1996 and June 30, 1996
         Unaudited Condensed Consolidated Statements of Cash Flows
           for the three months ended June 30, 1995 and 1996
         Unaudited Condensed Consolidated Statements of Total
           Recognized Gains and Losses for the three months
           ended June 30, 1995 and 1996
         Notes to Unaudited Condensed Consolidated Financial
           Statements

      Audited Annual Combined Financial Statements

         Independent Auditors' Report
         Combined Income Statements for the three years ended
           March 31, 1994, 1995 and 1996
         Combined Balance Sheets as at March 31, 1995 and 1996 Combined Statements of Cash Flows for the three years ended March 31, 1994, 1995 and 1996
         Combined Statements of Total Recognized Gains and
           Losses for the three years ended March 31, 1994, 1995 and 1996
         Combined Statements of Changes in Shareholders' Equity
           for the three years ended March 31, 1994, 1995 and 1996 Notes to Combined Financial Statements

(b)   Unaudited Pro Forma Financial Information.

         Unaudited Pro Forma Combined Condensed Financial Information of
           Quintiles, Innovex and BRI International, Inc.

           Introduction to Unaudited Pro Forma Financial Information Unaudited Pro Forma Combined Condensed Balance Sheet as of
             June 30, 1996
           Notes to Unaudited Pro Forma Combined Condensed Balance Sheet Unaudited Pro Forma Combined Condensed Statement of Income for the
             six months ended June 30, 1996
           Unaudited Pro Forma Combined Condensed Statement of Income for the
             six months ended June 30, 1995
           Unaudited Pro Forma Combined Condensed Statement of Income for the
             year ended December 31, 1995
           Unaudited Pro Forma Combined Condensed Statement of Income for the
             year ended December 31, 1994
           Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1993

         Unaudited Pro Forma Combined Condensed Financial Information of
           Quintiles and Innovex

           Introduction to Unaudited Pro Forma Financial Information Unaudited Pro Forma Combined Condensed Balance Sheet as of
             June 30, 1996
           Notes to Unaudited Pro Forma Combined Condensed Balance Sheet Unaudited Pro Forma Combined Condensed Statement of Income for the
             six months ended June 30, 1996
           Unaudited Pro Forma Combined Condensed Statement of Income for the
             six months ended June 30, 1995
           Unaudited Pro Forma Combined Condensed Statement of Income for the
             year ended December 31, 1995
           Unaudited Pro Forma Combined Condensed Statement of Income for the
             year ended December 31, 1994
           Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1993

(c)  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

   2           Share Exchange Agreement dated as of October 4, 1996, among
               Innovex Limited, Quintiles Transnational Corp. and the shareholders of Innovex Limited (including forms of Escrow
               Agreement and Registration Rights Agreement)

  23           Consent of KPMG


                                                                       ITEM 7(A)

                     INDEX TO COMBINED FINANCIAL STATEMENTS

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Condensed Consolidated Income Statements for the three months ended June 30,
  1995 and 1996.........................................................................    2
Unaudited Condensed Consolidated Balance Sheets as at March 31, 1996 and June 30,
  1996..................................................................................    3
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended
  June 30, 1995 and 1996................................................................    5
Unaudited Condensed Consolidated Statements of Total Recognized Gains and Losses for the
  three months ended June 30, 1995 and 1996.............................................    6
Notes to Unaudited Condensed Consolidated Financial Statements..........................    7
AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS
Independent Auditors' Report............................................................   10
Combined Income Statements for the three years ended March 31, 1994, 1995 and 1996......   11
Combined Balance Sheets as at March 31, 1995 and 1996...................................   12
Combined Statements of Cash Flows for the three years ended March 31, 1994, 1995 and
  1996..................................................................................   13
Combined Statements of Total Recognized Gains and Losses for the three years ended March
  31, 1994, 1995 and 1996...............................................................   14
Combined Statements of Changes in Shareholders' Equity for the three years ended March
  31, 1994, 1995 and 1996...............................................................   15
Notes to Combined Financial Statements..................................................   16

                          INNOVEX PLC AND SUBSIDIARIES

               UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

                   THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                 1995        1996        1996
                                                                -------     -------     -------
                                                                  L'000       L'000     US$'000
                                                                                          (NOTE
                                                                                             1)
NET SALES...................................................     15,842      33,505      52,030
COSTS AND EXPENSES
Cost of finished goods sold.................................       (479)       (335)       (520)
Personnel costs.............................................     (9,742)    (21,215)    (32,945)
Depreciation and amortization...............................     (1,002)     (1,721)     (2,673)
Other operating expenses....................................     (4,116)     (7,794)    (12,103)
                                                                -------     -------     -------
OPERATING INCOME............................................        503       2,440       3,789
OTHER INCOME AND EXPENSES
Financial income and expenses...............................       (540)       (756)     (1,174)
                                                                -------     -------     -------
(LOSS)/INCOME BEFORE INCOME TAXES...........................        (37)      1,684       2,615
Income taxes................................................        (31)       (618)       (960)
                                                                -------     -------     -------
NET (LOSS)/INCOME BEFORE NON-EQUITY INTEREST DIVIDENDS......        (68)      1,066       1,655
Non-equity interest dividend................................         --        (206)       (319)
                                                                -------     -------     -------
NET (LOSS)/INCOME...........................................        (68)        860       1,336
                                                                =======     =======     =======

                          INNOVEX PLC AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                     AS AT MARCH 31, 1996 AND JUNE 30, 1996

                                                                   MARCH 31,    JUNE 30,    JUNE 30,
                                                                     1996         1996        1996
                                                                   ---------    --------    --------
                                                                       L'000       L'000     US$'000
                                                                                            (NOTE 1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents.......................................      3,041       3,686       5,724
Accounts receivable.............................................     25,546      28,974      44,994
Finished goods and goods for resale.............................        302         271         421
Deferred income taxes...........................................      1,542       1,027       1,595
                                                                   ---------    --------    --------
TOTAL CURRENT ASSETS............................................     30,431      33,958      52,734
FIXED ASSETS
Intangible assets...............................................     10,240       9,640      14,970
Property, plant and equipment...................................     18,104      20,148      31,288
                                                                   ---------    --------    --------
TOTAL ASSETS                                                         58,775      63,746      98,992
                                                                    =======      ======      ======

                          INNOVEX PLC AND SUBSIDIARIES

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                     AS AT MARCH 31, 1996 AND JUNE 30, 1996

                                                                                            JUNE
                                                               MARCH 31,     JUNE 30,        30,
                                                                 1996          1996         1996
                                                               ---------     ---------     -------
                                                                   L'000         L'000     US$'000
                                                                                             (NOTE
                                                                                                1)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short term borrowings and current portion of long term
  obligations..............................................        7,001         9,196      14,281
Accounts payable and accrued expenses......................       20,267        15,178      23,570
Advance payments received..................................       15,406        15,543      24,137
Income taxes...............................................        1,517           183         283
Current portion of deferred consideration payable..........        2,165         4,854       7,538
                                                               ---------     ---------     -------
TOTAL CURRENT LIABILITIES..................................       46,356        44,954      69,809
LONG TERM OBLIGATIONS......................................        6,717        22,793      35,395
PROVISIONS FOR LIABILITIES AND CHARGES.....................        2,780         2,845       4,418
DEFERRED CONSIDERATION PAYABLE.............................        2,929            --          --
                                                               ---------     ---------     -------
                                                                  58,782        70,592     109,622
                                                               ---------     ---------     -------
SHAREHOLDERS' EQUITY
'A' and 'B' Ordinary shares................................          115            --          --
Ordinary shares............................................           --            72         112
Preferred ordinary shares..................................           --            43          66
Preference shares..........................................           --           110         171
                                                               ---------     ---------     -------
                                                                     115           225         349
Premiums in excess of par value............................          140        10,880      16,896
Accumulated deficit........................................         (262)      (17,951)    (27,875)
                                                               ---------     ---------     -------
                                                                      (7)       (6,846)    (10,630)
                                                               ---------     ---------     -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................       58,775        63,746      98,992
                                                               ---------     ---------     -------
SHAREHOLDERS' EQUITY
Amounts attributable to equity interests...................           (7)      (17,836)    (27,697)
Amounts attributable to non-equity interests...............           --        10,990      17,067
                                                               ---------     ---------     -------
                                                                      (7)       (6,846)    (10,630)
                                                                 =======       =======     =======

                          INNOVEX PLC AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                     1995      1996      1996
                                                                    ------    ------    -------
                                                                     L'000     L'000    US$'000
                                                                                        (NOTE 1)

Net cash provided by/(used in) operating activities(1)...........    2,032    (4,363)    (6,775)
Net cash used in returns on investments and servicing of
  finance........................................................     (482)     (605)      (940)
Total tax paid...................................................      (15)   (1,475)    (2,291)
Net cash used in investing:
  Cash consideration paid in connection with the April
     Reorganisation..............................................       --    (1,620)    (2,515)
  Other..........................................................   (1,880)     (917)    (1,424)
                                                                    ------    ------    -------
Net cash flows before financing..................................     (345)   (8,980)   (13,945)
Net cash (used in)/provided by financing:
  Issue of redeemable preference shares..........................       --    11,000     17,082
  Issue of preference shares.....................................       --        28         43
  Other..........................................................   (1,882)   (1,426)    (2,214)
                                                                    ------    ------    -------
(Decrease)/increase in cash and cash equivalents.................   (2,227)      622        966
Exchange adjustments.............................................       64        23         36
Cash and cash equivalents at beginning of period.................    3,565     3,041      4,722
                                                                    ------    ------    -------
Cash and cash equivalents at end of period.......................    1,402     3,686      5,724
                                                                    ======    ======    =======

---------------

(1) The net cash used in operating activities of L4.4 million in the first quarter of the 1997 financial year included the special pension contribution of L1.5 million paid to the pension fund of Barrie S. Haigh and non-recurring costs of L0.4 million in relating to the April Reorganization (see Note 2 to Unaudited Condensed Financial Information).

                          INNOVEX PLC AND SUBSIDIARIES

                        UNAUDITED CONDENSED CONSOLIDATED
                STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                   THREE MONTHS ENDED JUNE 30, 1995 AND 1996

                                                                   1995       1996        1996
                                                                  ------     ------     --------
                                                                   L'000      L'000      US$'000
                                                                                        (NOTE 1)
Net (loss)/income..............................................      (68)       860       1,336
Exchange adjustments on foreign currency net investments.......      162       (116)       (180)
                                                                  ------     ------     --------
Total recognized gains and losses for the period...............       94        744       1,156
                                                                  ======     ======     =======

                          INNOVEX PLC AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

NOTE 1  BASIS OF PRESENTATION

     The accompanying Condensed Consolidated Financial Statements present the financial position and results of operations of Innovex PLC and its subsidiaries (hereafter referred to as the "Group") and have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") which differ in certain significant respects from those applicable in the United States ("U.S. GAAP"). See Note 27 of Notes to the Combined Financial Statements included elsewhere in this Prospectus for a discussion of the principal differences between U.K. GAAP and U.S. GAAP affecting the Group.

     The interim financial information included in these Condensed Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The interim Condensed Consolidated Financial Statements should be read in conjunction with the Combined Financial Statements and notes thereto included elsewhere in this Prospectus.

     Solely for the convenience of the reader, the Condensed Consolidated Financial Statements as at and for the three-month period ended June 30, 1996 have been translated from pound sterling amounts into U.S. dollars using the June 28, 1996 Noon Buying Rate in New York City for cable transfers in pound sterling, as certified for customs purposes by the Federal Reserve Bank of New York of L1.00 = U.S.$1.5529. Interim results for the three month period ended June 30, 1996 are not necessarily indicative of the results for the full year.

     The provision for income taxes in the Condensed Consolidated Income Statements is based upon management's best estimate of the effective tax rate to be applicable for the entire year and taking into account the anticipated impact of foreign tax rates, available tax loss carry forwards and other relevant tax issues in the jurisdictions in which the Group operates.

NOTE 2  REORGANIZATION

     On April 3, 1996, Innovex PLC and the former holding company of the Innovex group, Innovex Holdings Limited completed a series of transactions designed to establish Innovex PLC as the holding company of the Innovex Group. The Company and Innovex Holdings Limited entered into an Exchange Agreement, dated April 3, 1996, pursuant to which Innovex PLC, the entire outstanding share capital of which consisted of two thousand ordinary shares owned by Mr. Haigh and Dr. Knott, agreed to acquire the entire issued share capital of Innovex Holdings Limited in exchange for 72,631,305 newly issued ordinary shares of 0.1p each, 14,285,720 cumulative participating preferred ordinary shares of 0.1p each (the "preferred shares"), L16,980,000 of 6.03125% vendor guaranteed loan notes, due on or about October 3, 1996, of Innovex PLC, and L1,620,000 of cash. Innovex PLC's performance of its obligations under the loan notes was guaranteed by Lloyds Bank pursuant to a Facilities Agreement, dated April 3, 1996, which provides for a L15,000,000 secured guarantee and term-loan facility and a L2,000,000 cash-backed guarantee facility. In connection with these transactions, Innovex PLC also entered into a L3,000,000 overdraft facility, dated April 3, 1996, with Lloyds Bank.

     Pursuant to an Investment Agreement, dated April 3, 1996, Innovex PLC issued 28,533,345 additional preferred shares and created and issued 11,000,000 7.5% cumulative redeemable preference shares of 1.0p each ("the preference shares"), ranking senior to the preferred shares, and L6,900,000 aggregate principal amount of 8.70% loan stock. The loan stock issued had a nominal value of L10,200,000 and an effective interest rate of 14.85%.

     The preferred shares rank for a cumulative participating net dividend in respect of the year ending March 31, 2000 and subsequent years. The amount of the dividend will be equal to a percentage of profit after

                          INNOVEX PLC AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS  (CONTINUED)

tax, where the percentage equals one third of the number of preferred shares outstanding during the relevant year as a percent of the total number of ordinary shares and preferred shares outstanding during such years. The preference shares are redeemable by Innovex PLC on or before March 31, 2004.

     These transactions are considered as having no effect on the basis of accounting for assets and liabilities and are viewed as having occurred among members of a commonly controlled group in connection with a proposed capital-raising transaction after which the controlling shareholder retained control. Further details are given in Note 23 of Notes to the Combined Financial Statements.

     In August, the Company's share capital was consolidated at the ratio of 50 then-existing ordinary shares, nominal value 0.1 pence per ordinary share, for each new ordinary share, nominal value 5 pence per ordinary share. To the extent the number of ordinary shares held by any shareholder was not divisible by 50, new ordinary shares were issued to such shareholder to make the number of ordinary shares sold by such shareholder divisible by 50. Immediately following this consolidation of its ordinary share capital, the Company made a bonus issue of 49 new ordinary shares for each existing ordinary share.

NOTE 3  SUMMARY OF DIFFERENCES BETWEEN U.K. GAAP AND U.S. GAAP

     The Group's condensed consolidated financial statements are prepared in U.K. GAAP, which differ in certain significant respects from U.S. GAAP. The following is a summary of the adjustments to net income for the three months ended June 30, 1995 and 1996 and shareholders' equity as at June 30, 1996 that would have been required if U.S. GAAP had been applied instead of U.K. GAAP in the preparation of the condensed consolidated financial statements.

                                                                              1995       1996
                                                                              -----     -------
                                                                              L'000      L'000
NET (LOSS)/INCOME PER U.K. GAAP....................................             (68)        860
Adjustments to reconcile to U.S. GAAP
  Amortization of goodwill.........................................    (a)       74          30
  Pensions.........................................................    (b)       11          15
  Deferred taxation................................................    (c)     (100)        (39)
  Vacation pay accrual.............................................    (d)     (102)       (254)
  Finance costs of loan stock......................................    (e)       56         (19)
  Income tax effects of U.S. GAAP adjustments......................              29         111
                                                                              -----     -------
NET (LOSS)/INCOME PER U.S. GAAP....................................            (100)        704
                                                                              -----     -------
SHAREHOLDERS' EQUITY PER U.K. GAAP.................................                      (6,846)
Adjustments to reconcile to U.S. GAAP
  Goodwill.........................................................    (a)               (1,028)
  Pensions.........................................................    (b)                  266
  Deferred taxation................................................    (c)                1,096
  Vacation pay accrual.............................................    (d)               (1,193)
  Loan stock.......................................................    (e)                   44
  Redeemable preference shares.....................................    (f)              (10,990)
  Income tax effects of U.S. GAAP adjustments......................                         522
                                                                                        -------
SHAREHOLDERS' EQUITY PER U.S. GAAP.................................                     (18,129)
                                                                                        -------

                          INNOVEX PLC AND SUBSIDIARIES

                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS  (CONTINUED)

     Footnote references in these tables correspond to the footnotes contained in the description of differences between U.K. GAAP and U.S. GAAP contained in
Note 27 of Notes to the Combined Financial Statements, except for (f) described below:

(f) Redeemable preference shares

     Under U.K. GAAP, redeemable preference shares are included as a component of shareholders' equity. The Company must redeem all preference shares in issue by March 31, 2004.

     Under U.S. GAAP, redeemable preference shares whose redemption is outside the control of the Group, including mandatory redemption, are presented in a separate classification between debt and shareholders' equity.

NOTE 4  NON-EQUITY DIVIDENDS

     Non-equity dividends in respect of preference share dividends are at the rate of 7.5% on the paid up amount.

NOTE 5  LONG-TERM OBLIGATIONS

     Long-term obligations less current portion at June 30, 1996 consisted of the following:

                                                                      JUNE 30, 1996
                                                                      -------------
                                                                          L000
            Loan stock..............................................       7,050
            Loan facility...........................................      13,500
            Capital leases..........................................       2,243
                                                                          ------
                                                                          22,793
                                                                          ======

                          INDEPENDENT AUDITORS' REPORT

                 To the Shareholders and Board of Directors of
                    Innovex PLC and Innovex Holdings Limited

     We have audited the combined balance sheets of the Innovex Companies, which comprise a combination of Innovex PLC and Innovex Holdings Limited and its subsidiaries, as at March 31, 1995 and 1996 and the related combined income statements and statements of cash flows for each of the years in the three-year period ended March 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned combined financial statements present fairly, in all material respects, the financial position of the Innovex Companies, as at March 31, 1995 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996 in conformity with generally accepted accounting principles in the United Kingdom.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations and shareholders' equity as at and for the years ended March 31, 1995 and 1996, to the extent summarized in Note 27 to the combined financial statements.

Reading, England                                                            KPMG
24 July 1996                                               Chartered Accountants
                                                             Registered Auditors

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                           COMBINED INCOME STATEMENTS

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                               NOTE     1994       1995       1996          1996
                                               ----    -------    -------    -------    ------------
                                                         L'000      L'000      L'000      US$'000
                                                                                         (UNAUDITED
                                                                                             --
                                                                                          NOTE 1)
NET SALES...................................            40,744     51,758     83,106       129,055
COSTS AND EXPENSES
Cost of finished goods sold.................            (2,860)    (1,765)    (2,049)      (3,182)
Personnel costs.............................           (21,510)   (29,936)   (50,056)     (77,732)
Depreciation and amortization...............            (2,600)    (3,266)    (5,186)      (8,053)
Other operating expenses....................           (11,099)   (13,850)   (19,124)     (29,698)
Non-recurring costs relating to
  reorganization............................                --         --     (1,528)      (2,373)
Special pension contribution................                --         --     (1,500)      (2,329)
                                                       -------    -------    -------    ------------
OPERATING INCOME............................             2,675      2,941      3,663         5,688
OTHER INCOME AND EXPENSES
Gain on sale of fixed assets................     5          --        252         --            --
Write down of fixed assets..................    12        (500)        --         --            --
Financial income and expenses...............     6      (1,165)    (1,327)    (1,863)      (2,893)
                                                       -------    -------    -------    ------------
INCOME BEFORE INCOME TAXES..................             1,010      1,866      1,800         2,795
Income taxes................................     8        (797)      (537)      (743)      (1,154)
                                                       -------    -------    -------    ------------
NET INCOME..................................               213      1,329      1,057         1,641
                                                       =======    =======    =======    ==========

    The accompanying notes form an integral part of these Combined Financial
                                  Statements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                            COMBINED BALANCE SHEETS

                         AS AT MARCH 31, 1995 AND 1996

                                                          NOTE     1995      1996         1996
                                                          ----    ------    ------    ------------
                                                                   L'000     L'000         US$'000
                                                                                        (UNAUDITED
                                                                                                --
                                                                                           NOTE 1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents..............................            3,565     3,041        4,722
Accounts receivable....................................    10     15,055    25,546       39,670
Finished goods and goods for resale....................              255       302          469
Property held for sale.................................            1,320        --           --
Deferred income taxes..................................    17      1,000     1,542        2,395
                                                                  ------    ------    ------------
TOTAL CURRENT ASSETS...................................           21,195    30,431       47,256
FIXED ASSETS
Intangible assets......................................    11      9,442    10,240       15,902
Property, plant and equipment..........................    12     12,108    18,104       28,114
                                                                  ------    ------    ------------
TOTAL ASSETS...........................................           42,745    58,775       91,272
                                                                  ======    ======    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short term borrowings and current portion of long term
  obligations..........................................    13      3,520     7,001       10,872
Accounts payable and accrued expenses..................    14     11,526    20,267       31,473
Advance payments received..............................            4,504    15,406       23,924
Income taxes...........................................              485     1,517        2,356
Current portion of deferred consideration payable......            3,528     2,165        3,362
                                                                  ------    ------    ------------
TOTAL CURRENT LIABILITIES..............................           23,563    46,356       71,987
LONG TERM OBLIGATIONS..................................    15      7,439     6,717       10,431
PROVISIONS FOR LIABILITIES AND CHARGES.................    16      2,309     2,780        4,317
DEFERRED CONSIDERATION PAYABLE.........................            5,159     2,929        4,548
                                                                  ------    ------    ------------
                                                                  38,470    58,782       91,283
                                                                  ------    ------    ------------
SHAREHOLDERS' EQUITY
Ordinary shares (par value 0.1 pence per share;
  authorized 250,000,000 ordinary shares; issued and
  fully paid 115,452,370 at March 31, 1996 and
  114,985,720 at March 31, 1995).......................    18        115       115          179
Premiums in excess of par value........................               69       140          217
Retained surplus/(accumulated deficit).................            4,091      (262)        (407)
                                                                  ------    ------    ------------
COMMITMENTS AND CONTINGENT LIABILITIES.................    12      4,275        (7)         (11)
                                                                  ------    ------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............           42,745    58,775       91,272
                                                                  ======    ======    ==========

    The accompanying notes form an integral part of these Combined Financial
                                  Statements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                       COMBINED STATEMENTS OF CASH FLOWS

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                 NOTES     1994      1995      1996         1996
                                                 -----    ------    ------    ------    ------------
                                                           L'000     L'000     L'000         US$'000
                                                                                          (UNAUDITED
                                                                                          -- NOTE 1)
NET CASH PROVIDED BY OPERATING ACTIVITIES.....     19      6,264     5,335    16,611        25,795
RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE
Interest received.............................                67       120       165           256
Interest paid.................................              (409)     (718)     (717)       (1,113)
Interest element of capital lease
  repayments..................................              (133)     (112)     (411)         (638)
Dividend paid.................................                --        --    (5,900)       (9,162)
                                                          ------    ------    ------    ------------
NET CASH USED IN RETURN ON INVESTMENTS AND
  SERVICING OF FINANCE........................              (475)     (710)   (6,863)      (10,657)
                                                          ------    ------    ------    ------------
TOTAL TAX PAID
U.K. income tax paid..........................              (523)     (466)     (400)         (621)
Foreign income tax paid.......................               (55)      (56)      (98)         (152)
                                                          ------    ------    ------    ------------
                                                            (578)     (522)     (498)         (773)
                                                          ------    ------    ------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Payment of deferred consideration.............                --      (262)   (3,497)       (5,431)
Purchase of property, plant and equipment.....            (2,061)   (2,923)   (3,694)       (5,736)
Purchase of licences..........................              (600)     (655)       --            --
Sale of property held for sale................                --        --     1,320         2,050
Sales of property, plant and equipment........               925     1,722     1,317         2,045
Purchase of subsidiaries......................     22     (4,714)       --        --            --
Set up of subsidiaries........................               (84)       --        --            --
                                                          ------    ------    ------    ------------
NET CASH USED IN INVESTING....................            (6,534)   (2,118)   (4,554)       (7,072)
                                                          ------    ------    ------    ------------
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING....            (1,323)    1,985     4,696         7,293
                                                          ------    ------    ------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of share issue.......................                14        70        71           110
Capital element of capital lease repayments...            (1,852)   (1,845)   (4,176)       (6,485)
Bank loan repayments..........................              (198)     (125)   (1,099)       (1,707)
Proceeds from issuance of loan stock..........             5,472        --        --            --
Exceptional costs relating to
  reorganization..............................                --        --      (152)         (236)
                                                          ------    ------    ------    ------------
NET CASH PROVIDED BY/(USED IN) FINANCING......     20      3,436    (1,900)   (5,356)       (8,318)
INCREASE/(DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................     20      2,113        85      (660)       (1,025)
                                                          ======    ======    ======    ==========

    The accompanying notes form an integral part of these Combined Financial
                                  Statements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            COMBINED STATEMENTS OF TOTAL RECOGNIZED GAINS AND LOSSES

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                           1994     1995     1996         1996
                                                           -----    -----    -----    ------------
                                                           L'000    L'000    L'000      US$'000
                                                                                       (UNAUDITED
                                                                                           --
                                                                                        NOTE 1)
Net income..............................................     213    1,329    1,057        1,641
Exchange adjustments on foreign currency net
  investments...........................................     184     (309)     490          761
                                                           -----    -----    -----       ------
Total recognized gains and losses for the financial
  year..................................................     397    1,020    1,547        2,402
                                                           =====    =====    =====    ==========

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                   YEARS ENDED MARCH 31, 1994, 1995 AND 1996

                                                                                   RETAINED
                                        NUMBER OF                 PREMIUMS IN      SURPLUS/
                                         ORDINARY     ORDINARY     EXCESS OF     (ACCUMULATED
                                          SHARES       SHARES      PAR VALUE       DEFICIT)      TOTAL
                                        ----------    --------    -----------    ------------    ------
                                                        L'000        L'000           L'000        L'000
Balance as at April 1, 1993..........   114,285,720       114           --           2,674        2,788
Net income...........................            --        --           --             213          213
Foreign exchange adjustments.........            --        --           --             184          184
                                         ----------       ---          ---       ------------    ------
Balance as at March 31, 1994.........   114,285,720       114           --           3,071        3,185
Net income...........................            --        --           --           1,329        1,329
Foreign exchange adjustments.........            --        --           --            (309)        (309)
Issue of ordinary shares.............       700,000         1           69              --           70
                                         ----------       ---          ---       ------------    ------
Balance as at March 31, 1995.........   114,985,720       115           69           4,091        4,275
Net income...........................            --        --           --           1,057        1,057
Dividends paid.......................            --        --           --          (5,900)      (5,900)
Foreign exchange adjustments.........            --        --           --             490          490
Issue of ordinary shares.............       466,650        --           71              --           71
                                         ----------       ---          ---       ------------    ------
Balance as at March 31, 1996.........   115,452,370       115          140            (262)          (7)
                                         ==========    ======      =========     ==========      ======

     The number of ordinary shares has been adjusted to reflect the 10 for 1 stock split which occurred in June 1995.

     At March 31, 1996, L370,000 (1995: L(120,000); 1994: L189,000) had been credited to retained surplus/debited to (accumulated deficit) in respect of cumulative exchange adjustments.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     The accompanying Combined Financial Statements present the financial position and results of operations of Innovex PLC (the "Registrant") and Innovex Holdings Limited and its subsidiaries, the predecessor entities to Innovex PLC (see Note 23). Innovex PLC and Innovex Holdings Limited and its subsidiaries are herein referred to as the "Group" or the "Company". The Combined Financial Statements have been prepared in accordance with United Kingdom generally accepted accounting principles ("U.K. GAAP"). These accounting principles vary in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). See Note 27 for a discussion of the principal differences between U.K. GAAP and U.S. GAAP that affect the Group's combined net income and shareholders' equity.

     Solely for the convenience of the reader, the Combined Financial Statements as at and for the year ended March 31, 1996 have been translated from pound sterling amounts into U.S. dollars using the June 28, 1996 Noon Buying Rate in New York City for cable transfers in pound sterling, as certified for customs purposes by the Federal Reserve Bank of New York of, L1.00 = U.S.$1.5529.

NATURE OF OPERATIONS

     The Group is an international contract pharmaceutical organization based in the United Kingdom, which provides a wide range of contract research and sales and marketing services to the pharmaceutical industry. The principal places of business are the United Kingdom, the United States and Germany.

     Due to the international nature of the Group's operations, exchange rate movements give rise to foreign currency translation risk when revenues, costs and net assets of foreign subsidiaries are converted to sterling. The Group does not hedge the translation risk arising from the net assets of foreign subsidiaries.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and of contingent assets and liabilities disclosed at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF PREPARATION

     The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

BASIS OF COMBINATION AND CONSOLIDATION

     The Group financial statements reflect the combination of the financial statements of Innovex PLC and the consolidated financial statements of Innovex Holdings Limited and all of its subsidiaries. All intercompany transactions have been eliminated in the consolidation process. These commonly controlled companies became a consolidated group as a result of a reorganization on April 3, 1996. See Note 23.

     Unless otherwise stated, the acquisition method of accounting has been adopted for businesses acquired. Under this method, the results of subsidiaries acquired or disposed of in the year are included in the combined income statement from the date of acquisition or up to the date of disposal. Goodwill, representing the excess of the fair value of the consideration paid over the fair value of the separable net assets acquired, is amortized over a period of 20 years to reflect its useful economic life.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

SALES

     Net sales represent the amounts (excluding value added tax) derived from providing goods and services to customers during the year. Net sales exclude pass through costs which are costs incurred on behalf of and recharged directly to customers.

PROPERTY, PLANT AND EQUIPMENT

     Depreciation is provided to write off the cost less the estimated residual value of property, plant and equipment in equal instalments over their estimated useful economic lives as follows:

          Leasehold improvements......................................  5 years
          Motor vehicles..............................................  4 years
          Furniture, fittings and equipment...........................  3 to 10 years
          Computer equipment..........................................  3 years
          Freehold buildings..........................................  40 years

     No depreciation is provided on freehold land.

INTANGIBLE ASSETS

     Intangible assets, other than goodwill, comprise acquired licences to sell certain pharmaceutical products and trademarks, and are valued at historic cost. These assets are recorded in the balance sheet as intangible assets and are amortized over the shorter of their estimated useful lives or licence terms on a straight-line basis, usually over 3 to 5 years. The directors regularly review the value of the assets and provision is made for any permanent diminution in value.

     In certain instances Novex Pharma acquires a product licence in exchange for Innovex services. Novex Pharma acquires the licence from a third party for an agreed amount. The consideration is settled by Innovex supplying the services to the third party. Settlement of the purchase price passes between Innovex and Novex Pharma through the intercompany account.

INVENTORIES

     Inventories, consisting of finished goods, are stated at the lower of cost or net realizable value, calculated on a first in, first out basis.

REVENUE RECOGNITION

     The majority of the Company's revenues are based on the number of days worked multiplied by a daily rate as established by the contract. Revenues are recognized as the work is performed. Invoices are raised in accordance with an agreed billing schedule and, therefore, a short-term timing difference may arise between the amount invoiced at the period end and the work done. This difference will either be included in current assets as unbilled accounts receivable, where the value of work done exceeds the billings, or in the case of contracts where invoicing exceeds the value of work done, any excess is included in current liabilities as advance payments received.

     The clinical research services include a number of fixed price contracts. These contracts provide for the payment of additional fees in the event of changes in the scope, nature, duration or conditions of the project. Profits are taken only when the outcome of the contract can be foreseen with reasonable certainty and are calculated on a percentage completion basis normally on the achievement of agreed milestones. If the

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

outcome of a contract cannot be foreseen with reasonable certainty, no profit will be recognized. All losses are provided in full when foreseen.

     Each contract includes a billing schedule, and invoices are raised accordingly. The billing schedules vary between contracts, and billings will normally continue over the life of the contract. Any difference arising between the amount billed and the revenue recognized on a particular contract is included in the balance sheet as unbilled accounts receivable or advance payments received. Amounts included in unbilled accounts receivable are expected to be collected within one year and are included within current assets.

FOREIGN CURRENCIES

     Transactions denominated in foreign currencies are translated at the rate of exchange prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange prevailing at the balance sheet date and the gains or losses arising on translation are included in the income statement.

     On consolidation, the assets and liabilities of overseas subsidiaries are translated at the closing exchange rates and the statements of income at the average rates of exchange prevailing during the year. Exchange differences arising from these translations are taken to retained earnings.

LEASES

     Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a capital lease. The asset is recorded in the balance sheet as property, plant and equipment and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included within creditors. Payments are apportioned between the finance element, which is charged to the income statement and the capital element, which reduces the outstanding obligation for future instalments.

     All other leases are accounted for as operating leases and the rental charged to the income statement on a straight line basis over the term of the lease.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid investments that are readily convertible to known amounts of cash and generally have original maturities of three months or less, offset by bank overdrafts.

POST-EMPLOYMENT BENEFITS

     The Group operates a defined contribution pension plan for employees and executive directors in the United Kingdom. The assets of the plan are held separately from those of the Group in an independently administered fund. The amounts charged against income represent the contributions payable to the plan in respect of the year.

     The Group operates an unfunded defined benefit plan for employees in Germany. Full provision is made in the balance sheet for the pension commitments and the charge in the income statement reflects the obligations. As is customary in Germany, the assets of the plan are not held separately from the assets of the Company, cash contributions are not paid to an external fund and the benefits are paid directly by the Companies. Appropriate insurance policies have been arranged for accident and death benefits and to meet the pension obligations in the event that the Company is unable to do so.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

LOAN STOCK

     The finance cost of the loan stock is allocated over their term of the debt using the effective interest rate method and is calculated as the difference between the issue proceeds, net of direct issue costs, and the total amount payable at maturity on the loan stock and cash interest payable.

TAXATION

     The charge for taxation is based on the income for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred taxation only to the extent that there is reasonable evidence that such deferred taxation will be payable or recoverable in the foreseeable future.

     Advance corporation tax ("ACT") recoverable by deduction from future corporation tax is carried forward within deferred taxation or as ACT recoverable within current assets.

DEFERRED CONSIDERATION PAYABLE

     Deferred consideration payable comprises payments in respect of businesses acquired that are contingent on the future results of the companies acquired. The amounts included within liabilities represent the maximum expected amount payable, subject to foreign exchange movements based on forecast results for the period to March 31, 1997. Adjustments for actual amounts paid are accounted for in the year of settlement.

FOREIGN CURRENCY OPTIONS

     Gains and losses on foreign exchange options that are designated and effective as hedges of firm foreign currency commitments are deferred and recognized in income or as adjustments of carrying amounts when the hedged transaction occurs.

NOTE 2  SEGMENTAL INFORMATION

     The Group operates in a single business segment, providing contract research and sales and marketing services to the pharmaceutical industry.

     Geographical analysis of the group's results:

     Net sales by location of customer:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................   26,960    31,265    44,304
Germany...........................................................    5,140     7,350    11,341
Rest of Europe....................................................    2,386     5,983    11,175
United States.....................................................    6,258     7,160    16,286
                                                                     ------    ------    ------
                                                                     40,744    51,758    83,106
                                                                     ======    ======    ======

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Net sales by location of operations:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................   28,406    32,023    51,178
Germany...........................................................    7,256    10,540    14,176
Rest of Europe....................................................       88     2,040     2,454
United States.....................................................    4,994     7,155    15,298
                                                                     ------    ------    ------
                                                                     40,744    51,758    83,106
                                                                     ======    ======    ======

     Income/(loss) before income taxes by location of operations:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................    1,090     1,677      (149)
Germany...........................................................      202       678     2,041
Rest of Europe....................................................       17      (309)     (578)
United States.....................................................     (299)     (180)      486
                                                                     ------    ------    ------
                                                                      1,010     1,866     1,800
                                                                     ======    ======    ======

     Total assets:

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................   25,525    24,924    36,763
Germany...........................................................    5,655    13,106    10,435
Rest of Europe....................................................       --       620     1,823
United States.....................................................    3,957     4,095     9,754
                                                                     ------    ------    ------
                                                                     35,137    42,745    58,775
                                                                     ======    ======    ======

     Net assets/(liabilities):

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
U.K...............................................................    5,953     3,019    (1,039)
Germany...........................................................   (5,048)      109       538
Rest of Europe....................................................       --      (421)      284
United States.....................................................    2,280     1,568       210
                                                                     ------    ------    ------
                                                                      3,185     4,275        (7)
                                                                     ======    ======    ======

NOTE 3  SIGNIFICANT ACQUISITIONS

     On April 1, 1993, the Group acquired the entire issued share capital of Innovex GmbH (Freiburg), the holding company for the Clinical Research Foundation group. The Clinical Research Foundation group operated in the United Kingdom, Germany and the United States. The acquisition added phase I clinical research facilities to the group, as well as strengthening phases II to IV clinical research services in Germany and the United States.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The total cash consideration is an amount up to 30,214,000 DM (L12,470,000), of which 9,733,000 DM (L4,017,000) was paid as initial consideration, 2,001,000 DM (L826,000) was paid on March 31, 1994 and 7,000,000
DM (L3,155,000) was paid on April 3, 1995. As of March 31, 1996, the balance of 11,480,000 DM (L5,094,000) is to be paid as deferred consideration contingent upon the results of the Clinical Research Foundation group in the period to March 31, 1997. The pounds sterling equivalents are as at the date of payment or, when unpaid, the balance sheet date.

     On February 1, 1994 the Group acquired the entire issued share capital of Innovex (Nordic) AB. The acquisition provided clinical research operations in Sweden. The total cash consideration was up to L1,153,000 of which L550,000 was paid as initial consideration and the balance of L603,000 was contingent on the results of Innovex (Nordic) AB in the period to March 31, 1995. The deferred consideration was paid in instalments up to December 1995.

     Goodwill arising on consolidation (representing the excess of the fair value of the consideration paid over the fair value of the separable net assets acquired) is amortized over a period of 20 years. At the time of acquisition the Company evaluated the economic benefit that would be derived from the business and has amortized the goodwill accordingly.

     The directors reassess the estimated useful life of the group's investments each year.

NOTE 4  START UP COSTS

     During the years ended March 31, 1994, 1995 and 1996, the Group made investments in the introduction of its sales and marketing services in the U.S. (through Innovex (North America) Inc), and its contract research services in Italy and France (through Innovex Srl and Innovex (France) Sarl respectively). The cost of these investments, totalling L240,000, L1,268,000 and L336,000 for the years ended March 31, 1994, 1995 and 1996 respectively, were expensed as incurred.

NOTE 5  GAIN ON SALE OF FIXED ASSETS

     In the year ended March 31, 1995, the Group disposed of the trademark in Mintec, a pharmaceutical product, for a cash consideration of L1,200,000, which generated a gain on sale of L341,000.

     During the year ended March 31, 1995, the Group vacated its headquarter offices and incurred associated empty property costs of L239,000. At March 31, 1995 the Group revised its estimate of the write down in fair value, made during the previous year, from L500,000 to L350,000 to value the property to its estimated recoverable amount of L1,320,000. The property was sold during the year ended March 31, 1996 for a net cash consideration of L1,320,000.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 6  FINANCIAL INCOME AND EXPENSES

     Financial income and expenses consist of the following:

                                                                        1994     1995     1996
                                                                        -----    -----    -----
                                                                        L'000    L'000    L'000
OTHER INTEREST RECEIVABLE AND SIMILAR INCOME
Bank interest received...............................................      67      120      165
                                                                        -----    -----    -----
INTEREST PAYABLE AND SIMILAR CHARGES
On bank loans, overdrafts and other loans (except loan stock) wholly
  repayable within five years........................................       7       33      109
Finance charge on loan stock (see below).............................     772      837    1,200
On capital leases....................................................     133      112      411
On all other loans...................................................     101       85       --
Foreign exchange losses on loans to subsidiaries.....................     100      380      308
Exceptional costs relating to the issue of loan stock................     119       --       --
                                                                        -----    -----    -----
                                                                        1,232    1,447    2,028
                                                                        -----    -----    -----
Net financial expense................................................   1,165    1,327    1,863
                                                                        =====    =====    =====

     The term of the loan stock is the period from issue to the earliest date on which the loan stock could be commercially redeemed, which was April 1, 1995. For the period from April 1, 1995 the finance cost of the loan stock accrues on an actual basis, resulting in an annual finance cost of L1,200,000.

     Included within other operating expenses are foreign exchange gains arising on normal operating transactions of L3,000, L70,000 and L265,000 for the years ended March 31, 1994, 1995 and 1996 respectively.

NOTE 7  DIVIDENDS

     As a prelude to the reorganization discussed in Note 23, a dividend of L5,900,000 was paid to the principal shareholder. All other shareholders, with the exception of the principal shareholder waived their right to this dividend, the cost of which was L5,900,000.

NOTE 8  INCOME TAXES

     Income tax expense consists of the following:

                                                                        1994     1995     1996
                                                                        -----    -----    -----
                                                                        L'000    L'000    L'000
U.K. CORPORATION TAX:
Current..............................................................     437      414    1,000
Deferred.............................................................     349       25     (632)
FOREIGN TAXATION:
Current..............................................................      11       98       45
Deferred.............................................................      --       --      330
                                                                        -----    -----    -----
                                                                          797      537      743
                                                                        =====    =====    =====

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The table below reconciles the notional charge at the U.K. corporation tax rate for the year to the actual charges for taxation:

                                                                       1994     1995      1996
                                                                       -----    -----    ------
                                                                       L'000    L'000    L'000
INCOME BEFORE TAXES ON INCOME:
United Kingdom......................................................   1,090    1,677      (149)
Foreign.............................................................     (80)     189     1,949
                                                                       -----    -----    ------
                                                                       1,010    1,866     1,800
                                                                       =====    =====    ======
"Expected" income tax expense at standard U.K. rate
  (1994, 1995 and 1996: 33%)........................................     333      616       594
Differences in foreign tax rates....................................      33      258       539
Entertaining, professional fees and other expenditures permanently
  disallowable for taxation purposes................................      20      161       155
Losses not recognized as a deferred tax asset.......................     120      242       251
Depreciation and amortization of assets ineligible for tax relief...     331      189       324
Utilization of tax loss carry forwards..............................      --     (683)   (1,175)
Tax relief on sale of intangible assets.............................      --     (180)       --
Other items.........................................................     (40)     (66)       55
                                                                       -----    -----    ------
Actual tax charge...................................................     797      537       743
                                                                       =====    =====    ======

     An analysis of the deferred tax balance at March 31, 1995 and 1996 is provided in Note 17.

NOTE 9  POST-EMPLOYMENT BENEFITS

     The costs charged for the years ended March 31, 1994, 1995 and 1996 in respect of the U.K. defined contribution plan represent contributions payable by the Group to the trust fund and amounted to L560,000, L568,000 and L738,000, respectively. There were no outstanding or prepaid contributions either at the beginning or at the end of the year. The pension costs charged for the years ended March 31, 1994, 1995 and 1996 in respect of other overseas companies schemes were L151,000, L321,000 and L456,000, respectively.

     As explained in the accounting policies set out in Note 1, the Group operates an unfunded defined benefit plan for employees in Germany. The plan provides benefits based on final pensionable pay. As is customary in Germany, assets of the plan are not held separately from the assets of the Company, cash contributions are not paid to an external trust and the benefits are paid directly by the Company. The amount of the provision is determined by a qualified actuary on the basis of annual valuations using the individual entry age method. The most recent valuation was at an effective date of April 1, 1996, and the provision has been increased in line with actuarial advice. The assumptions which have the most significant effect on the results of the valuation are those relating to the following factors:

a)  investment return of 7% per annum compound;

b)  increase in pensionable salary at a rate of 5% per annum compound;

c)  mortality in accordance with standard tables; and

d)  pension increases at a rate of 3% per annum compound.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The pension charge for the years ended March 31, 1994, 1995 and 1996 was L107,000, L182,000 and L311,000 respectively. Amounts provided in respect of German pensions are included in provisions for liabilities and charges in Note
16. See Note 28 for pension information under U.S. GAAP.

NOTE 10  ACCOUNTS RECEIVABLE

     Accounts receivable consist of the following:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Trade accounts receivable..................................................    8,203    12,993
Less: allowance for doubtful accounts......................................     (140)     (174)
                                                                              ------    ------
                                                                               8,063    12,819
Unbilled accounts receivable...............................................    3,663     8,791
Accrued income and prepaid expenses........................................    2,262     1,561
Corporation tax and ACT recoverable........................................       46       480
Other receivables..........................................................    1,021     1,895
                                                                              ------    ------
                                                                              15,055    25,546
                                                                              ======    ======

     Other receivables include an amount of L10,000 (1995: Nil) due from officers in respect of unpaid share capital and L345,000 (1995: L177,000) in respect of expense advances to personnel.

     The following table summarizes sales to major customers as a percentage of total sales (sales in excess of 10% for the period):

                                                                           1994    1995    1996
                                                                           ----    ----    ----
Customer A..............................................................     --     11%     12%
Customer B..............................................................     --      --     11%

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 11  INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                    GOODWILL    LICENCES    TOTAL
                                                                    --------    --------    ------
                                                                       L'000       L'000     L'000
COST
At April 1, 1995.................................................     9,908         655     10,563
Additions........................................................        22       1,690      1,712
Foreign exchange adjustments.....................................       120          --        120
                                                                    --------    --------    ------
At March 31, 1996................................................    10,050       2,345     12,395
                                                                    --------    --------    ------
AMORTIZATION
At April 1, 1995.................................................     1,078          43      1,121
Provided during the year.........................................       580         440      1,020
Foreign exchange adjustments.....................................        14          --         14
                                                                    --------    --------    ------
At March 31, 1996................................................     1,672         483      2,155
                                                                    --------    --------    ------
NET BOOK VALUE
At March 31, 1996................................................     8,378       1,862     10,240
                                                                    --------    --------    ------
At March 31, 1995................................................     8,830         612      9,442
                                                                    --------    --------    ------

NOTE 12  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                        IMPROVEMENTS               FURNITURE,
                                        TO LEASEHOLD    MOTOR     FITTINGS AND   COMPUTER
                                          PROPERTY     VEHICLES    EQUIPMENT     EQUIPMENT   PROPERTY   TOTAL
                                        ------------   --------   ------------   ---------   --------   ------
                                           L'000        L'000        L'000         L'000      L'000     L'000
COST
At April 1, 1995......................       303          7,810       3,638        3,660       3,500    18,911
Additions.............................       148          7,237         836        2,880          27    11,128
Disposals.............................        --         (2,792)         (5)         (64)         --    (2,861)
Foreign exchange adjustments..........        (3)             2          27           49         158       233
                                             ---       --------      ------      ---------   --------   ------
At March 31, 1996.....................       448         12,257       4,496        6,525       3,685    27,411
                                             ---       --------      ------      ---------   --------   ------
DEPRECIATION
At April 1, 1995......................       182          2,344       1,753        1,854         670     6,803
Charged in the year...................        34          2,493         416        1,132          91     4,166
On disposals..........................        --         (1,668)        (13)         (20)         --    (1,701)
Foreign exchange adjustments..........        (2)            --           5           29           7        39
                                             ---       --------      ------      ---------   --------   ------
At March 31, 1996.....................       214          3,169       2,161        2,995         768     9,307
                                             ---       --------      ------      ---------   --------   ------
NET BOOK VALUE
At March 31, 1996.....................       234          9,088       2,335        3,530       2,917    18,104
                                             ---       --------      ------      ---------   --------   ------
At March 31, 1995.....................       121          5,466       1,885        1,806       2,830    12,108
                                             ---       --------      ------      ---------   --------   ------

     Property represents freehold land and buildings.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     In the year ended March 31, 1994, a provision of L500,000 was made to reflect a write down in the fair value of property. In the year ended March 31, 1995 a partial reversal of this provision of L150,000 was made to reflect the then current value.

     Included in property, plant and equipment are the following amounts in respect of assets, primarily motor vehicles, held under capital leases:

                                                                               1995      1996
                                                                              ------    ------
                                                                              L'000     L'000
Cost.......................................................................    7,670    11,928
Accumulated depreciation...................................................   (2,338)   (3,055)
Net book value.............................................................    5,332     8,873
                                                                              ------    ------
Depreciation charged in the year...........................................    1,510     2,288
                                                                              ======    ======

     Capital expenditure authorized and contracted for but not provided for in these Combined Financial Statements, as they have not yet been incurred, are estimated as of March 31, 1996 at L690,000.

NOTE 13  SHORT-TERM BORROWINGS AND CURRENT PORTION OF LONG-TERM OBLIGATIONS

     Short-term borrowings and current portion of long-term obligations consist of the following:

                                                                                1995     1996
                                                                                -----    -----
                                                                                L'000    L'000
Notes payable to banks.......................................................   1,099       --
Current portion of capital lease obligations.................................   2,421    4,701
Current portion of loan stock................................................      --    2,300
                                                                                -----    -----
                                                                                3,520    7,001
                                                                                =====    =====

     Notes payable to banks represented a mortgage loan which was repaid following the sale of a property in June 1995.

     In addition to that reflected above, the Group had bank overdrafts as at March 31, 1995 and 1996 of L74,000 and L3,775,000, respectively which have been offset against cash deposits as a legal right of offset exists. The overdrafts are repayable on demand. The weighted average interest rate on bank overdrafts in the three years ended March 31, 1994, 1995 and 1996 was 7.6%, 8.1% and 8.5%, respectively.

NOTE 14  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Accounts payable...........................................................    3,684     4,375
Taxes, other than income taxes.............................................    2,113     3,098
Accrued expenses...........................................................    4,587     9,411
Other current liabilities..................................................    1,142     3,383
                                                                              ------    ------
                                                                              11,526    20,267
                                                                              ======    ======

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 15  LONG-TERM OBLIGATIONS

     Long-term obligations less current portion consists of the following:

                                                                                1995     1996
                                                                                -----    -----
                                                                                L'000    L'000
Loan stock...................................................................   6,300    4,600
Capital lease obligations....................................................   1,139    2,117
                                                                                -----    -----
                                                                                7,439    6,717
                                                                                =====    =====

LOAN STOCK

     The loan stock was issued on April 1, 1993 at a price of L6,000,000, with a nominal value of L7,950,000. The loan stock matures at various dates from September 30, 1996 to March 31, 1999. The loan stock has a stated coupon rate of 5% for the period April 1, 1993 to March 31, 1994 and 10% thereafter, with interest payable on March 31 and September 30 each year. The effective interest rate of the loan stock is 15.1%.

     On April 3, 1996, as part of a Group reorganization (see Note 23), a new holding company, Innovex PLC, received proceeds totalling L6,900,000 from the issuance of new loan stock which were used to repay the loan stock described above. The allocation of loan stock between current and long term in these financial statements reflects the maturity of the loan stock as if no redemption had taken place.

CAPITAL LEASES

     The maturity of capital leases obligations is as follows:

                                                                              L'000
                                                                              -----
          Year ended March 31, 1997........................................   5,106
          Year ended March 31, 1998........................................   2,230
                                                                              -----
                                                                              7,336
          Less: amount representing future interest........................    (518)
                                                                              -----
                                                                              6,818
                                                                              =====

NOTE 16  PROVISIONS FOR LIABILITIES AND CHARGES

     Provisions for liabilities and charges consist of the following:

                                                           POST       DEFERRED
                                                        EMPLOYMENT    TAXATION       OTHER
                                                        PROVISIONS    (NOTE 17)    PROVISIONS    TOTAL
                                                        ----------    ---------    ----------    -----
                                                           L'000       L'000         L'000       L'000
At March 31, 1995....................................      1,558         434           317       2,309
Charge for the year..................................        334         240            --         574
Amounts utilized during the year.....................         --          --           (87)        (87)
Foreign exchange movements...........................        (16)         --            --         (16)
                                                        ----------       ---           ---       -----
At March 31, 1996....................................      1,876         674           230       2,780
                                                        =========     =======      =======       =====

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Post-employment provisions comprise accrued liabilities to pay retirement benefits in respect of the unfunded German pension scheme. Other provisions comprise provisions for future lease costs in respect of empty property.

     Included within the total for provisions for liabilities and charges is L390,000 (1995: L184,000) which is considered likely to be utilized within one year.

NOTE 17  DEFERRED INCOME TAXES

     The principal components of deferred tax liabilities and assets and the full potential amount of deferred tax liabilities and assets were as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
DEFERRED TAX LIABILITIES:
Property, plant and equipment..............................................      337       478
Interest costs.............................................................      176        92
Other timing differences...................................................       50       228
                                                                              ------    ------
                                                                                 563       798
                                                                              ------    ------
DEFERRED TAX ASSETS:
Operating losses carried forward...........................................    4,176     3,044
Post employment provisions.................................................      917     1,594
Other timing differences...................................................      244       364
                                                                              ------    ------
                                                                               5,337     5,002
  Less: valuation allowance................................................   (4,208)   (3,336)
                                                                              ------    ------
                                                                               1,129     1,666
                                                                              ------    ------
NET DEFERRED TAX ASSETS....................................................     (566)     (868)
                                                                              ======    ======

     The amounts are disclosed in the financial statements as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Deferred tax liabilities...................................................      434       674
Deferred tax assets........................................................   (1,000)   (1,542)
                                                                              ------    ------
                                                                                (566)     (868)
                                                                              ======    ======

     Net deferred tax assets can be analysed as:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
CURRENT:
U.K........................................................................       97      (379)
Foreign....................................................................   (1,000)     (670)
NON-CURRENT:
U.K........................................................................      337       181
Foreign....................................................................       --        --
                                                                              ------    ------
                                                                                (566)     (868)
                                                                              ======    ======

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     At March 31, 1996 the German group of companies had tax loss carry forwards available for offset against future taxable income of those companies. These tax loss carry forwards have not yet been agreed by the German tax authorities. Based on the forecast profitability of the German group, a deferred tax asset of L849,000 has been recognized in the financial statements, and is included in current assets.

NOTE 18  ORDINARY SHARES

                                                                                 1995     1996
                                                                                 -----    -----
                                                                                 L'000    L'000
AUTHORIZED
250,000,000 ordinary shares of 0.1p each
  (1995: 25,000,000 ordinary shares of 1p each)...............................    250      250
                                                                                 -----    -----
ALLOTTED, CALLED UP AND FULLY PAID
101,166,650 A ordinary shares of 0.1p each
  (1995: 10,070,000 A ordinary shares of 1p each).............................    101      101
14,285,720 B ordinary shares of 0.1p each
  (1995: 1,428,572 B ordinary shares of 1p each)..............................     14       14
                                                                                 -----    -----
                                                                                  115      115
                                                                                 ====     ====

     On June 12, 1995 the Company sub-divided its authorized share capital into 250,000,000 ordinary shares of 0.1p each, by means of a 10-for-1 stock split. During the year to March 31, 1996, 216,650 A ordinary shares of 0.1p each were issued at 10p each and 250,000 A ordinary shares of 0.1p were issued at 20p each. Prior to the stock split, 70,000 A ordinary shares of 1p each were issued at L1.00 during the year to March 31, 1995. A and B ordinary shares rank equally for dividends and voting rights. Shareholders who wish to transfer their shares must first offer them to other A shareholders. There are no such restrictions on B shareholders.

     The Company operates an executive share option scheme which was approved by the board in 1993. Options granted under the plan give the holder the right to purchase A ordinary shares at prices not below estimated fair market value at the date of grant and are exercisable in normal circumstances between December 1996 and September 2004. No compensation expense is recorded in respect of these options.

     Transactions during the three years ended March 31, 1996 are given below. The numbers of shares and exercise price have been adjusted to reflect the stock split in June 1995.

                                                                                     EXERCISE PRICE
                                                                NUMBER OF SHARES    (PENCE PER SHARE)
                                                                ----------------    -----------------
Balance outstanding at March 31, 1993........................             --
Granted......................................................      4,170,000           7-10
                                                                ----------------
Balance outstanding at March 31,1994.........................      4,170,000           7-10
Granted......................................................        655,000            10
Cancelled....................................................        (40,000)           10
                                                                ----------------
Balance outstanding at March 31, 1995........................      4,785,000           7-10
Granted......................................................      1,700,000           10-11
                                                                ----------------
Balance outstanding at March 31, 1996........................      6,485,000           7-11
                                                                =============

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     There were no options exercisable as at March 31, 1995 and 1996 under the plan. The options are no longer exercisable following the reorganization detailed in Note 23, which should be read in conjunction with this note.

NOTE 19 RECONCILIATION OF OPERATING INCOME TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                      1994      1995      1996
                                                                     ------    ------    ------
                                                                      L'000     L'000     L'000
Operating income..................................................    2,675     2,941     3,663
Depreciation and amortization of fixed assets other than
  goodwill........................................................    2,093     2,714     4,606
Amortization of goodwill..........................................      503       528       580
Gain on sale of property, plant and equipment.....................     (102)      (74)     (157)
Decrease/(increase) in inventories................................       14       (33)      (47)
Increase in receivables...........................................   (2,307)   (4,500)   (9,891)
Increase in payables..............................................    2,878     4,302    17,613
Increase/(decrease) in provisions.................................      510      (304)      244
Empty property costs..............................................       --      (239)       --
                                                                     ------    ------    ------
Net cash inflow from operating activities.........................    6,264     5,335    16,611
                                                                     ======    ======    ======

NOTE 20 ANALYSIS OF CHANGES IN FINANCING AND CASH AND CASH EQUIVALENTS DURING THE YEAR

     (i) Changes in financing:

                                                                  SHARE
                                                   PAID UP     PREMIUMS IN                    LOANS AND
                                                   ORDINARY     EXCESS OF        LOAN       CAPITAL LEASE
                                                    SHARES      PAR VALUE        STOCK       OBLIGATIONS
                                                   --------    ------------    ---------    -------------
                                                    L'000         L'000            L'000         L'000
At April 1, 1993................................      100            --               --         3,180
Cash inflow/(outflow) from financing............       14            --            6,000        (1,852)
Inception of capital leases.....................       --            --               --         2,564
Amortization of discount on loan stock..........       --            --              591            --
Repayment of bank loan..........................       --            --               --          (198)
Expenses of issue of loan stock.................       --            --             (528)           --
                                                      ---           ---        ---------    -------------
At March 31, 1994...............................      114            --            6,063         3,694
Cash outflow from financing.....................       --            --               --        (1,845)
Inception of capital leases.....................       --            --               --         2,935
Amortization of discount on loan stock..........       --            --              237            --
Repayment of bank loan..........................                                                  (125)
Proceeds of share issue.........................        1            69               --            --
                                                      ---           ---        ---------    -------------
At March 31, 1995...............................      115            69            6,300         4,659
Cash outflow from financing.....................       --            --               --        (4,176)
Inception of capital leases.....................       --            --               --         7,434
Amortization of discount on loan stock..........       --            --              600            --
Repayment of bank loan..........................       --            --               --        (1,099)
Proceeds of share issue.........................       --            71               --            --
                                                      ---           ---        ---------    -------------
At March 31, 1996                                     115           140            6,900         6,818
                                                   ======      ========        =========     =========

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     (ii) Changes in cash and cash equivalents:

                                                                        1994     1995     1996
                                                                        -----    -----    -----
                                                                        L'000    L'000    L'000
At beginning of the year.............................................   1,305    3,417    3,565
Net cash inflow/(outflow)............................................   2,113       85     (660)
Effect of foreign exchange rate changes..............................      (1)      63      136
                                                                        -----    -----    -----
At end of the year...................................................   3,417    3,565    3,041
                                                                        =====    =====    =====

NOTE 21  CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of the following:

                                                                               1995      1996
                                                                               -----    ------
                                                                               L'000    L'000
Cash at bank and in hand....................................................   3,639     6,816
Bank overdrafts.............................................................     (74)   (3,775)
                                                                               -----    ------
                                                                               3,565     3,041
                                                                               =====    ======

NOTE 22 ANALYSIS OF NET CASH OUTFLOW OF CASH AND CASH EQUIVALENTS IN RESPECT OF THE
        PURCHASES OF SUBSIDIARIES

     An analysis of cash flows arising on acquisitions is as follows:

                                                                              1994
                                                                              -----
                                                                              L'000
          Cash consideration...............................................   5,393
          Cash at bank and in hand acquired................................    (702)
          Bank overdrafts..................................................      23
                                                                              -----
                                                                              4,714
                                                                              =====

NOTE 23  SUBSEQUENT EVENTS: REORGANIZATION

     On April 3, 1996, Innovex PLC and the former holding company of the Innovex group, Innovex Holdings Limited completed a series of transactions designed to establish Innovex PLC as the holding company of the Innovex Group. The Company and Innovex Holdings Limited entered into an Exchange Agreement, dated April 3, 1996, pursuant to which Innovex PLC, the entire outstanding share capital of which consisted of two thousand ordinary shares owned by Mr. Haigh and Dr. Knott, agreed to acquire the entire issued share capital of Innovex Holdings Limited in exchange for 72,631,305 newly issued ordinary shares of 0.1p each, 14,285,720 cumulative participating preferred ordinary shares of 0.1p each (the "preferred shares"), L16,980,000 of 6.03125% vendor guaranteed loan notes, due on or about October 3, 1996, of Innovex PLC, and L1,620,000 of cash. Innovex PLC's performance of its obligations under the loan notes was guaranteed by Lloyds Bank pursuant to a Facilities Agreement, dated April 3, 1996, which provides for a L15,000,000 secured guarantee and term-loan facility and a L2,000,000 cash-backed guarantee facility. In connection with these transactions, Innovex PLC also entered into a L3,000,000 overdraft facility, dated April 3, 1996, with Lloyds Bank.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Prior to the April Reorganization, the outstanding share capital of Innovex PLC consisted of 2,000 Ordinary Shares owned by Mr. Haigh and Dr. Knott. Prior to the April Reorganization, Innovex PLC conducted no business activities, had no material assets or liabilities, and had no relationship with Innovex Holdings Limited beyond the common ownership by shareholders of Innovex Holdings Limited.

     Prior to the April Reorganization, the share capital of Innovex Holdings Limited consisted of A Ordinary Shares and B Ordinary Shares. As an intermediate step to the insertion of the Company as the new holding company, the share capital of Innovex Holdings Limited was modified by redesignating the B Ordinary Shares as A Ordinary Shares and issuing new Ordinary Shares, par value $.0001 per share (the "Dollar Shares") to holders of A Ordinary Shares in proportion to their existing ownership interests. Immediately prior to the performance of the Exchange Agreement described below, the outstanding share capital of Innovex Holdings Limited, which consisted entirely of A Ordinary Shares and Dollar Shares, was owned by the Principal Shareholder (approximately 85%), HSBC, Lloyds, MSS Nominees Limited, General Accident Executor and Trustee Company Limited and The Venture Catalysts Limited (collectively, the "Investors") (approximately 10%) and by various members of management (the "Management Investors") (approximately 5%).

     To enable the Principal Shareholder to realize a portion of its investment in the Company, the Company entered into an Investment Agreement, dated April 3, 1996 (the "Investment Agreement") between itself, Innovex Holdings Limited, the Principal Investor and certain of the Management Investors. Pursuant to the Investment Agreement, Innovex PLC issued 28,533,345 additional preferred shares and created and issued 11,000,000 7.5% cumulative redeemable preference shares of 1.0p each ("the preference shares"), ranking senior to the preferred shares, and L6,900,000 aggregate principal amount of 8.70% loan stock. The loan stock issued had a nominal value of L10,200,000 and an effective interest rate of 14.85%.

     Upon the completion of these transactions, HSBC owned approximately 58% of the Preferred Shares, 43% of the Preference Shares and 11% of the Loan Stock. Lloyds owned 12% of the Preferred Shares, 11% of the Preference Shares and 11% of the Loan Stock. The remaining Preferred Shares, Preference Shares and Loan Stock were distributed among MSS Nominees Limited, General Accident Executor and Trustee Company Limited and The Venture Catalysts Limited. The Ordinary Shares of the Company continued to be owned entirely by the Principal Shareholder (approximately 94%) and the Management Investors (approximately 6%).

     The preferred shares rank for a cumulative participating net dividend in respect of the year ending March 31, 2000 and subsequent years. The amount of the dividend will be equal to a percentage of profit after tax, where the percentage equals one third of the number of preferred shares outstanding during the relevant year as a percent of the total number of ordinary shares and preferred shares outstanding during such years. The preference shares are redeemable by March 31, 2004.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The share capital of Innovex PLC following the reorganization is as follows:

                                                                               L'000
                                                                               -----
          AUTHORIZED
          250,000,000 ordinary shares of 0.1p each..........................    250
          11,000,000 cumulative redeemable preference shares of 1.0p each...    110
                                                                               -----
                                                                                360
                                                                               ====
          ALLOTTED, CALLED UP AND FULLY PAID
          72,633,305 ordinary shares of 0.1p each...........................     72
          42,819,065 cumulative participating preferred ordinary shares of
            0.1p each.......................................................     43
                                                                               -----
                                                                                115
          11,000,000 cumulative redeemable preference shares of 1.0p each...    110
                                                                               -----
                                                                                225
                                                                               ====

     The options granted under the rules of the executive share option scheme were not exercisable as a result of the group reorganization.

     Amounts drawn under the L15,000,000 bank guarantee and loan facility will bear interest at a variable rate of Libor plus 1.625%. The loan facility will be drawn down on or about October 3, 1996.

     The loan stock and loan facility will be payable as follows:

                                                                               BANK GUARANTEE/
                                                                 LOAN STOCK     LOAN FACILITY
                                                                 ----------    ---------------
                                                                    L'000            L'000
    March 31, 1997............................................         --            1,500
    March 31, 1998............................................         --            2,000
    March 31, 1999............................................         --            2,000
    March 31, 2000............................................      2,325            2,000
    March 31, 2001............................................      2,475            2,500
    March 31, 2002 and thereafter.............................      5,400            5,000
                                                                 ----------        -------
                                                                   10,200           15,000
                                                                 ========      ============

     The Company has effectively converted a proportion of the loan facility debt from a variable interest rate to a fixed interest rate through the use of interest rate swaps. The following table summarizes the interest rate swaps entered into by the Company in April 1996:

       NOTIONAL AMOUNT             RECEIVE RATE      PAY RATE           LENGTH OF CONTRACT
------------------------------   ----------------    --------    ---------------------------------
L15,000,000...................   LIBOR plus 1.63%      9.23%     October 7, 1996 to March 26, 1997
L10,000,000...................   LIBOR plus 1.63%      9.23%      March 27, 1997 to March 30, 1998
L5,000,000....................   LIBOR plus 1.63%      9.23%      March 31, 1998 to March 31, 2000

     Interest rate swap agreements that are designated as a hedge of a debt obligation are accounted for on an accruals basis. That is, the interest payable and interest receivable under the agreements are accrued and recorded as an adjustment to the interest expense of the designated liability.

     Amounts due from or payable to the counterparties of interest rate swaps are recorded on an accruals basis at each reporting date based on amounts computed by reference to the respective agreements.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The special pension obligation arose in conjunction with the April Reorganization and was on account of services already rendered at March 31, 1996. Its disbursement was probable and accruable under U.K. and U.S. GAAP at that date.

     The composition of non-recurring costs related to the April Reorganization is as follows:

                                                                                   L'000
                                                                                   -----
    Fees in respect of issue of preference shares and vendor loan notes........      400
    Legal, professional and consultancy fees...................................    1,128
                                                                                   -----
                                                                                   1,528
                                                                                   =====

     In August, the Company's share capital was consolidated at the ratio of 50 then existing ordinary shares, nominal value 0.1 pence per ordinary share, for each new ordinary share, nominal value 5 pence per ordinary share. To the extent the number of ordinary shares held by any shareholder was not divisible by 50, new ordinary shares were issued to such shareholder to make the number of ordinary shares sold by such shareholder divisible by 50. Immediately following this consolidation of its ordinary share capital, the Company made a bonus issue of 49 new ordinary shares for each existing ordinary share.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     The unaudited proforma consolidated balance sheet of Innovex PLC following the acquisition on April 3, 1996, based on the audited balance sheet of Innovex Holdings Limited at March 31, 1996, is as follows:

                                  INNOVEX PLC
         UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET AT APRIL 3, 1996

                                                                                      L'000
                                                                                     -------
ASSETS
CURRENT ASSETS
Cash at bank and in hand..........................................................    12,049
Receivables.......................................................................    27,088
Inventories.......................................................................       302
                                                                                     -------
TOTAL CURRENT ASSETS..............................................................    39,439
FIXED ASSETS
Intangible assets.................................................................    10,240
Property, plant and equipment.....................................................    18,104
                                                                                     -------
TOTAL ASSETS......................................................................    67,783
                                                                                     =======
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Total current liabilities.........................................................    43,666
Long term obligations.............................................................    28,926
Provisions for liabilities and charges............................................     2,780
                                                                                     -------
                                                                                      75,372
SHAREHOLDERS' EQUITY
Ordinary shares...................................................................       115
Preference shares                                                                        110
Premiums in excess of par value...................................................    10,880
Accumulated (deficit).............................................................   (18,694)
                                                                                     -------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY........................................    67,783
                                                                                     =======

NOTE 24  LEASES

     Details of commitments under capital leases are given in Note 15. Operating lease rentals for property, plant and equipment were L1,654,000, L1,421,000 and L1,795,000 for the years ended March 31, 1994, 1995, and 1996, respectively.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Minimum future rental commitments under non-cancellable operating leases of property, plant and equipment at March 31, 1996 were as follows:

                                                                              L'000
          1997.............................................................   2,284
          1998.............................................................   1,161
          1999.............................................................     585
          2000.............................................................     369
          2001.............................................................     278
          Thereafter.......................................................      44
                                                                              -----
                                                                              4,721
                                                                              =====

NOTE 25  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     A substantial portion of the Group's sales are derived from customers located outside the United Kingdom. In addition, a portion of the Group's shareholders' equity is represented by the net assets of foreign subsidiaries. The Group's operations are conducted in several countries outside of the United Kingdom. Because of the high proportion of international activity, the Group's income is exposed to exchange rate fluctuations. Risks of two kinds arise as a result: a transaction risk (the risk that currency fluctuations will have a negative effect on the value of the Group's commercial cash flows in various currencies), and a translation risk (the risk of adverse currency fluctuations in the translation of foreign operations and foreign assets and liabilities into pound sterling for the Group's combined financial statements).

NOTIONAL AMOUNTS AND CREDIT EXPOSURE

     The notional amounts of off-balance sheet financial instruments presented in this Note and Note 23 represent face or contractual amounts and thus are not a measure of the exposure of the Group through its use of such financial instruments. The actual amounts exchanged are calculated on the basis of the notional amounts and the other terms of the financial instruments which relate to interest rates or exchange rates.

     The Group is exposed to credit-related losses in the event that counterparties to the off-balance sheet financial instruments do not perform according to the terms of the contract. In the opinion of management, the counterparties to the financial instruments are creditworthy parties and the Group does not expect any significant loss to result from non-performance.

FOREIGN CURRENCY RISK MANAGEMENT

     At March 31, 1995 and 1996, net assets of foreign subsidiaries denominated in currencies other than pounds sterling amounted to L1,256,000 and L1,032,000, respectively. The Group does not use financial instruments to hedge the translation risk arising from the net assets of foreign subsidiaries.

     In order to reduce the foreign currency transaction risk of adverse effects on the net payment flow in foreign currencies, firmly anticipated future cash flows are hedged with forward exchange contracts or currency options.

     The Group generally hedges its net cash flows of firm sales contracts over a period not exceeding the anticipated duration of such contracts. Gains and losses on forward exchange contracts designed to protect such future transactions are deferred and are reported as adjustments to net sales and purchases in the Combined Income Statements in the period intended to be covered by the hedged transactions.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     During fiscal 1996, the Group entered into an agreement, at a cost of L41,000, with a financial institution whereby the Group has the right to exchange up to a maximum of 3,300,000 Deutsche-marks (DM) into pounds sterling at an exchange rate of DM 2.22 = L1.00. The contracts expire in June 1996. At March 31, 1996, the Group had exchanged approximately DM 2,000,000 under this contract with DM 1,300,000 available for exchange under the contract.

CONCENTRATIONS OF CREDIT RISK

     Credit risk represents the accounting loss that would be recognized at each reporting date if counterparties to contracts failed to perform as agreed. The Group has a limited credit risk exposure on its off-balance sheet financial instruments. The Group does not have a significant exposure to any individual customer or counterparty.

NOTE 26  FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," requires the disclosure of estimated fair values for all financial instruments, both on-and off-balance sheet, for which it is practicable to estimate fair value. The Group has used a variety of methods and assumptions which were based on market conditions and risks existing at the time to estimate the fair value of the Group's financial instruments at March 31, 1995 and 1996. For certain instruments, including cash and cash equivalents, accounts payable and accruals and short-term debt, it was assumed that the carrying amount approximated fair value due to the short maturity of those instruments. Techniques, such as estimated discounted cash flows or replacement cost have been used to determine fair value for the remaining financial instruments. The estimated fair value of the Group's off-balance sheet financial instruments is primarily based on settlement values. These values represent the estimated amount that would be received or paid to replace the contract taking into consideration the current credit worthiness of the counterparties and current foreign currency exchange rates.

                                                              MARCH 31, 1995        MARCH 31, 1996
                                                             -----------------    ------------------
                                                               L000      L000       L000       L000
                                                             --------    -----    --------    ------
                                                             CARRYING    FAIR     CARRYING     FAIR
                                                              VALUE      VALUE     VALUE      VALUE
                                                             --------    -----    --------    ------
ASSETS:
Cash and cash equivalents.................................     3,565     3,565      3,041      3,041
Trade accounts receivable.................................     8,063     8,063     12,819     12,819
Unbilled accounts receivable..............................     3,663     3,663      8,791      8,791
LIABILITIES:
Short term notes payable to banks.........................     1,099     1,099         --         --
Current portion of loan stock.............................        --        --      2,300      2,300
Accounts payable..........................................     3,684     3,684      4,375      4,375
Advance payments received.................................     4,504     4,504     15,406     15,406
Long term portion of loan stock...........................     6,300     6,501      4,600      4,600
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
Currency option...........................................        --        --         --          9

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 27  SUMMARY OF DIFFERENCES BETWEEN U.K. AND U.S. GAAP

     The Group's combined financial statements are prepared in accordance with U.K. GAAP which differ in certain significant respects from U.S. GAAP. The following is a summary of the adjustments to combined net income and shareholders' equity that would have been required if U.S. GAAP had been applied instead of U.K. GAAP in the preparation of the combined financial statements.

                                                           NOTES      1994       1995       1996
                                                           -----     ------     ------     ------
                                                                      L'000      L'000      L'000
NET INCOME PER U.K. GAAP                                                213      1,329      1,057
Adjustments to reconcile to U.S. GAAP
  Amortization of goodwill..............................     (a)        468        399        298
  Pensions..............................................     (b)        (15)       (17)        73
  Deferred taxation.....................................     (c)         53       (396)      (815)
  Vacation pay accrual..................................     (d)       (190)      (142)      (423)
  Finance costs of loan stock...........................     (e)        (72)       (89)       224
  Other items...........................................                (11)        11         --
  Income tax effect of U.S. GAAP adjustments............     (f)        122        111        117
                                                                     ------     ------     ------
Net income per U.S. GAAP................................                568      1,206        531
                                                                     ======     ======     ======
SHAREHOLDERS' EQUITY PER U.K. GAAP                                    3,185      4,275         (7)
Adjustments to reconcile to U.S. GAAP
  Deferred consideration................................     (a)      4,613      2,961         --
  Goodwill..............................................     (a)     (6,581)    (4,310)    (1,143)
  Pensions..............................................     (b)        218        218        292
  Deferred taxation.....................................     (c)      2,149      1,980      1,181
  Vacation pay accrual..................................     (d)       (381)      (551)      (968)
  Loan stock............................................     (e)        (72)      (161)        63
  Income tax effects of U.S. GAAP adjustments...........     (f)        183        294        411
                                                                     ------     ------     ------
SHAREHOLDERS' EQUITY PER U.S. GAAP......................              3,314      4,706       (171)
                                                                     ======     ======     ======

     Under U.S. GAAP, cumulative exchange adjustments charged against, or credited to, the retained surplus/(accumulated deficit) are separately identified. This does not result in any difference between total shareholders' equity under U.K. GAAP and U.S. GAAP.

     Those differences which have a material effect on combined net income and shareholders' equity are as follows:

(A) DEFERRED CONSIDERATION PAYABLE ON ACQUISITIONS:

     Under U.K. GAAP, purchase consideration which is contingent on future events is recognized at the time of the acquisition on a best estimate basis. Revised estimates would be made in subsequent years, with the cost of acquisition and goodwill being adjusted, until the ultimate outcome is known.

     Under U.S. GAAP, contingent consideration is recorded when the contingency is resolved and the consideration becomes payable or the outcome of the contingency is determinable beyond a reasonable doubt. This may result in later recognition than under U.K. GAAP, both of the contingent consideration and the associated goodwill.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

     Where goodwill and deferred consideration are denominated in a foreign currency, later recognition of these items under U.S. GAAP may result in changes to cumulative foreign exchange adjustments.

(B) PENSIONS:

     The Group operates a defined contribution pension plan for employees and executive directors in the U.K. The assets of the plan are held separately from those of the group in an independently administered fund. The amounts charged against income represent the contributions payable to the plan in respect of the year.

     The Group operates an unfunded defined benefit plan for employees in Germany. Full provision is made in the balance sheet for the pension commitments and the charge in the income statement reflects the obligations. As is customary in Germany, the assets of the plan are not held separately from the companies' assets: cash contributions are not paid to an external fund and the benefits are paid directly by the companies. Appropriate insurance policies have been arranged for accident and death benefits and to meet the pension obligations in the event that the companies are unable to do so.

     Under U.S. GAAP, determination of pension expense for defined benefit schemes is made in accordance with SFAS No. 87 "Employers' Accounting for Pensions". SFAS No. 87 is more prescriptive than U.K. GAAP in that it requires the use of a specific actuarial method (the projected unit credit method).

(C) DEFERRED TAXATION:

     Under U.K. GAAP the charge for taxation is based on the income for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred taxation only to the extent that there is reasonable evidence that such deferred taxation will be payable or recoverable in the foreseeable future.

     Under U.S. GAAP, deferred taxes are required to be recorded on differences between the book basis and the tax basis for all assets and liabilities. Deferred tax liabilities are recognized regardless of the timing of reversal of such amounts and deferred tax assets are reduced by a valuation allowance to the amount that is "more likely than not" to be realised.

(D) VACATION PAY ACCRUAL:

     Under U.K. GAAP, there is no requirement to accrue a liability for employees' compensation for future paid absences.

     Under U.S. GAAP, an employer shall accrue a liability for employees' compensation for future absences if certain conditions are met.

(E) LOAN STOCK PAYABLE:

     Under U.K. GAAP, the finance and direct issue costs in respect of loan stock payable are allocated using a constant interest rate over the term of the loan stock. Under U.K. GAAP, the term of the loan stock is determined to be the period up to the earliest, commercially practical redemption date.

     Under U.S. GAAP, the term of the loan stock is determined in accordance with the borrowers plans, intent and ability to service the debt. Therefore, the annual finance costs reallocated to the loan stock may be different.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

(F) CLASSIFICATION DIFFERENCES:

Current assets:

     Current assets under U.K. GAAP include a deferred tax asset of L1,000,000 and L1,542,000 in the years ended March 31, 1995 and 1996, respectively which under U.S. GAAP would be reclassified as a non-current asset.

Loan stock:

     Under U.K. GAAP, unamortized issue costs are deducted from the carrying value of the loan stock whereas under U.S. GAAP, unamortized issue costs are shown separately as deferred charges in the balance sheet.

Borrowings:

     Borrowings under U.K. GAAP are classified according to the maturity of the financial instrument, while under U.S. GAAP, certain borrowings would be classified according to the maturity of the available back-up facility. Included within current liabilities is an amount of L2,300,000 in respect of loan stock which under U.S. GAAP would be reclassified as non-current to reflect the replacement borrowing.

     The Company had the ability and the intent at the balance sheet date to redeem the loan stock and replace it with long-term loan stock, the terms of which are outlined in Note 23.

Provisions for liabilities and charges:

     Provisions for liabilities and charges under U.K. GAAP include amounts due within one year of L390,000 (1995: L184,000) which would be reclassified to current liabilities under U.S. GAAP.

Property, plant and equipment:

     Property, plant and equipment under U.K. GAAP include an amount of L521,000 (1995: L303,000) in respect of the net book value of capitalized software which under U.S. GAAP would be reclassified as an intangible asset.

Income tax

     Income tax has been provided on the U.S. GAAP adjustments made in respect of vacation pay and loan stock at a rate of 33% in respect of the U.K. companies and 53% in respect of the German companies.

NOTE 28  ADDITIONAL U.S. GAAP DISCLOSURES

(A) CASH FLOWS

     Under U.K. GAAP, the Group complies with Financial Reporting Standard 1 -- "Cash Flow Statements" (FRS 1). Its objective and principles are similar to those set out in SFAS No. 95 "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1, the Group presents its cash flows for (a) operating activities; (b) returns on investments and servicing of finance; (c) taxation; (d) investing activities; and (e) financing activities. SFAS No. 95 requires only three categories of cash flow activity (a) operating; (b) investing; and (c) financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS No. 95; dividend

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

payments would be included as a financing activity under SFAS No. 95. In addition, under FRS 1, cash and cash equivalents include short term borrowings with original maturities of less than 90 days. SFAS No. 95 requires movements on such short term borrowings to be included in financing activities.

     A summarized combined cash flow under U.S. GAAP is as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                               L'000     L'000
Cash inflow from operating activities......................................    4,103    15,150
Cash (outflow) from investing activities...................................   (2,118)   (4,554)
Cash (outflow) from financing activities...................................   (1,898)   (7,555)
                                                                              ------    ------
Increase in cash and cash equivalents......................................       87     3,041
Exchange adjustments.......................................................       63       136
Cash and cash equivalents at beginning of the year.........................    3,489     3,639
                                                                              ------    ------
Cash and cash equivalents at end of the year...............................    3,639     6,816
                                                                              ======    ======

(B) POST-EMPLOYMENT BENEFITS

     The total of the Group's defined benefit pension costs calculated in accordance with SFAS No. 87 was as follows:

                                                                           1994     1995     1996
                                                                           -----    -----    -----
                                                                           L'000    L'000    L'000
Service cost -- benefits earned during the year.........................     60      121      199
Interest costs on projected benefit obligations.........................     62       78       73
Net amortization........................................................     --       --      (11)
                                                                           -----    -----    -----
                                                                            122      199      261
                                                                           ====     ====     ====

     The following table sets forth the status of the Group's unfunded defined benefit plan in accordance with SFAS No. 87:

                                                                                1995     1996
                                                                                -----    -----
                                                                                L'000    L'000
Actuarial present value of vested benefits...................................     746      998
Actuarial present value of non-vested benefits...............................     142      247
                                                                                -----    -----
Accumulated benefit obligation...............................................     888    1,245
Effect of projected future compensation increases............................     120      181
                                                                                -----    -----
Projected benefit obligation.................................................   1,008    1,426
Unrecognized net gain........................................................     332      158
                                                                                -----    -----
Accrued pension cost.........................................................   1,340    1,584
                                                                                =====    =====

     The principal assumptions used in accounting for pensions under SFAS No. 87 were:

                                                                               1995      1996
                                                                              ------    ------
Discount rate..............................................................       7%      7.5%
Salary increases...........................................................       5%        5%

     The measurement date used to calculate the status of the plan at the year end was March 31.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

(C) INCOME TAXES

     The amounts included for deferred taxation on a U.S. GAAP basis are as follows:

                                                                               1995      1996
                                                                              ------    ------
                                                                              L'000     L'000
DEFERRED TAX LIABILITIES:
Property, plant and equipment..............................................      337       478
Interest costs.............................................................      123       113
Other timing differences...................................................      230       408
                                                                              ------    ------
Total......................................................................      690       999
                                                                              ------    ------
DEFERRED TAX ASSETS:
Operating losses carried forward...........................................    4,176     3,044
Post-employment provisions.................................................      801     1,439
Other timing differences...................................................      485       796
                                                                              ------    ------
                                                                               5,462     5,279
Less: valuation allowance..................................................   (1,932)   (1,820)
                                                                              ------    ------
Total......................................................................    3,530     3,459
                                                                              ------    ------
Net deferred tax assets....................................................    2,840     2,460
                                                                              ======    ======

     The deferred tax asset is higher under U.S. GAAP than under U.K. GAAP due to:

     (1) U.K. GAAP being more restrictive of the recognition of tax loss carry forwards as a deferred tax asset

     (2) the deferred tax effect of the U.S. GAAP adjustments in respect of vacation pay

     (3) the recognition of a deferred tax asset, for U.S. GAAP purposes, on the pension provision. No deferred tax asset is recorded under U.K. GAAP because it is not expected that an asset will be realised in the foreseeable future.

(D) ACCOUNTING STANDARDS ISSUED BUT NOT YET ADOPTED

     In March 1995, the FASB issued Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets and for LongLived Assets to be disposed of" ("SFAS No. 121"). This statement establishes accounting standards for the impairment of long-lived assets, and for long-lived assets and certain intangibles to be disposed of. The Group is required to first comply with the requirements of SFAS No. 121 in its 1997 financial statements. The provisions of SFAS 121 are consistent in all material respects with the Company's current practice.

     Also during 1995, the FASB issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" which is a standard that provides an election with respect to accounting for employee share options and also requires certain additional pro forma disclosures. The Company's intention is to continue to account for stock based compensation arrangements in accordance with APB Opinion No. 25 as Statement of Financial Accounting Standard No. 123, is not expected to have a significant impact on the Company.

                           COMBINED INNOVEX COMPANIES
                     (PREDECESSOR ENTITIES TO INNOVEX PLC)

            NOTES TO THE COMBINED FINANCIAL STATEMENTS  (CONTINUED)

NOTE 29  COMPANIES ACT 1985

     The Combined Financial Statements do not constitute 'statutory accounts' within the meaning of the Companies Act 1985 of Great Britain for any of the three years ended March 31, 1996. Statutory accounts for 1994 and 1995 have been filed with the United Kingdom's Registrar of Companies; the statutory accounts for 1996 will be filed following the Company's Annual General Meeting. The auditors have reported on these accounts. Their reports were unqualified and did not contain statements under Section 237 (2) or (3) of that Act.

     The statutory accounts include certain information related to employee costs and auditors' remuneration which are not deemed material disclosures in these financial statements.

                                                                     Item 7(b)




        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF
                          QUINTILES, BRI AND INNOVEX


The following unaudited pro forma combined condensed financial statements are presented assuming the Mergers of Quintiles and BRI and Quintiles and Innovex had occurred at the beginning of each period presented on a pooling of interests basis.

The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles and Innovex at June 30, 1996 and BRI at May 31, 1996. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1995, 1994 and 1993, and the six months ended June 30, 1996 and 1995 reflect historical operating results of Quintiles for such periods combined with historical operating results of BRI for the twelve months ended November 30, 1995, 1994 and 1993 (BRI's fiscal year) and the six months ended May 31, 1996, 1995 and 1994 (Innovex's fiscal year) and the six months ended June 30, 1996 and June 30, 1995, respectively.

For all applicable periods presented in the pro forma combined condensed statements of operations, shares used in the computation of earnings per common and common equivalent share give effect to the appropriate ratios.

The Innovex financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity on the June 30, 1996 balance sheet. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

The pro forma financial statements are not necessarily indicative of the results that would have been obtained had the Mergers occurred on the dates indicated. The pro forma financial statements should be read in conjunction with the related historical financial statements and notes thereto of Quintiles, BRI and Innovex incorporated by reference or included hereto, respectively in this Proxy Statement/Prospectus.

              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 June 30, 1996
                                 (In Thousands)




                                                    HISTORICAL
                                             ------------------------                           HISTORICAL
                                                                      PRO FORMA    PRO FORMA    -----------   PRO FORMA
                                             QUINTILES    BRI (1)    ADJUSTMENTS    SUBTOTAL    INNOVEX (2)  ADJUSTMENTS   PRO FORMA
                                             ---------------------------------------------------------------------------------------
ASSETS
Current assets:
 Cash and cash equivalents                   $130,213     $   267    $     -        $130,480    $  5,724    $(49,847)(7)    $ 86,357
 Accounts receivable and unbilled services     89,598      14,777          -         104,375      44,994           -         149,369
 Investments                                   35,422           -          -          35,422           -           -          35,422
 Other current assets                           8,744         847          -           9,591       2,016           -          11,607
                                             --------     -------    -------        --------    --------    --------        --------
Total current assets                          263,977      15,891          -         279,868      52,734     (49,847)        282,755

Property and equipment                         88,038       7,185          -          95,223      47,160           -         142,383
Less accumulated depreciation                  23,203       4,079          -          27,282      15,872           -          43,154
                                             --------     -------    -------        --------    --------    --------        --------
                                               64,835       3,106          -          67,941      31,288           -          99,229
Non-current assets:
 Investments                                   10,710           -          -          10,710           -           -          10,710
 Intangible and other assets                   52,276       2,673          -          54,949      14,970           -          69,919
                                             --------     -------    -------        --------    --------    --------        --------
Total non-current assets                       62,986       2,673          -          65,659      14,970           -          80,629

                                             --------     -------    -------        --------    --------    --------        --------
Total assets                                 $391,798     $21,670    $     -        $413,468    $ 98,992    $(49,847)       $462,613
                                             ========     =======    =======        ========    ========    ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses       $ 26,494     $ 5,084    $ 2,000 (3)    $ 33,578    $ 23,570    $ 12,000 (5)    $ 69,148
 Line of credit and current portion
  of long-term debt                               546       2,529          -           3,075      14,281     (14,281)(7)       3,075
 Unearned income                               25,791       5,441          -          31,232      24,137           -          55,369
 Income taxes and other current liabilities     7,667         747          -           8,414       7,821           -          16,235
                                             --------     -------    -------        --------    --------    --------        --------
Total current liabilities                      60,498      13,801      2,000          76,299      69,809      (2,281)        143,827

Long-term liabilities:
 Long-term debt, less current portion         140,355       1,749          -         142,104      35,395     (35,395)(7)     142,104
 Long-term obligation                          19,827         999          -          20,826       4,418           -          25,244
 Deferred income taxes                          2,687           -          -           2,687           -           -           2,687
                                             --------     -------    -------        --------    --------    --------        --------
                                              162,869       2,748          -         165,617      39,813     (35,395)        170,035
                                             --------     -------    -------        --------    --------    --------        --------
Total liabilities                             223,367      16,549      2,000         241,916     109,622     (37,676)        313,862

Redeemable preference shares                        -           -          -               -         171        (171)(7)           -

Shareholders' equity:
  Preferred Stock                                   -           -          -               -          66         (66)(6)           -
  Common Stock                                    218          37        (21)(4)         234         112         (12)(6)         334
  Additional paid-in-capital and other
    shareholders' equity                      129,616       1,318         21 (4)     130,955      16,896          78 (6)     147,929
  Retained earnings (accumulated deficit)      38,597       3,766     (2,000)(3)      40,363     (27,875)    (12,000)(5)         488
                                             --------     -------    -------        --------    --------    --------        --------
Total shareholders' equity                    168,431       5,121     (2,000)        171,552     (10,801)    (12,000)        148,751
                                             --------     -------    -------        --------    --------    --------        --------
Total liabilities and shareholders' equity   $391,798     $21,670    $   -          $413,468    $ 98,992    $(49,847)       $462,613
                                             ========     =======    =======        ========    ========    ========        ========



See accompanying notes.

         Notes to Unaudited Pro Forma Combined Condensed Balance Sheet







(1)  BRI's balance sheet is as of May 31, 1996.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

(3) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of BRI, estimated at $2 million.

(4) To reflect the issuance of 1,614,915 shares of Quintiles common stock, $.01 par value, in exchange for the 375,448 shares of BRI common stock, $0.10 par value, using the agreed upon exchange ratio of 4.3013.

(5) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of Innovex, estimated at $12 million.

(6) To reflect the issuance of 10,000,000 shares of Quintiles common stock, $.01 par value, in exchange for the outstanding shares of Innovex common stock and preferred stock.

(7) In connection with the transaction, Quintiles will satisfy in full and retire approximately $60 million of Innovex's outstanding long-term credit facility, which was approximately $49.7 million as of June 30, 1996. The $171,000 of redeemable preference shares will also be redeemed in connection with the transaction.

           Unaudited Pro Forma Combined Condensed Statement of Income
                         Six months ended June 30, 1996
                     (In Thousands, Except Per Share Data)






                                           HISTORICAL                                HISTORICAL
                                     ---------------------   PRO FORMA   PRO FORMA   ----------    PRO FORMA
                                     QUINTILES     BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)   ADJUSTMENTS    PRO FORMA
                                     ---------    --------  -----------  ---------   ----------   -----------    ---------
Professional fee income               $147,309    $26,701     $   -       $174,010    $95,663      $      -      $269,673
Less reimbursed costs:
 Investigator payments                  19,981      2,734         -         22,715          -             -        22,715
 Travel and other                        9,556          -         -          9,556          -             -         9,556
                                      --------    -------     -----       --------    -------      --------      --------
Net revenue                            117,772     23,967         -        141,739     95,663             -       237,402

Costs and expenses:
 Direct costs                           54,931      8,455         -         63,386      1,266             -        64,652
 General and administrative expense     45,000     13,073         -         58,073     80,378             -       138,451
 Depreciation and amortization           5,507        696         -          6,203      5,266             -        11,469
 Non-recurring costs relating
   to reorganization                         -          -         -              -      2,334             -         2,334
 Special pension contribution                -          -         -              -      2,291             -         2,291
                                      --------    -------     -----       --------    -------      --------      --------
                                       105,438     22,224         -        127,662     91,535             -       219,197
                                      --------    -------     -----       --------    -------      --------      --------
Income from operations                  12,334      1,743         -         14,077      4,128             -        18,205

Other income (expense), net              1,218       (190)        -          1,028     (1,832)            -          (804)
                                      --------    -------     -----       --------    -------      --------      --------
Income before income taxes              13,552      1,553         -         15,105      2,296             -        17,401
Income taxes                             4,291        582         -          4,873      1,016             -         5,889
                                      --------    -------     -----       --------    -------      --------      --------
Net income before non-equity
  interest dividends                     9,261        971         -         10,232      1,280             -        11,512

Non-equity interest dividends                -          -         -              -       (315)            -          (315)
                                      --------    -------     -----       --------    -------      --------      --------
Net income                            $  9,261    $   971     $   -       $ 10,232    $   965      $      -      $ 11,197
                                      ========    =======     =====       ========    =======      ========      ========

Weighted average shares outstanding     22,288                              24,014                                 33,228
                                      ========                            ========                               ========

Net income per share                  $   0.42                            $   0.43                               $   0.34 (3)
                                      ========                            ========                               ========

(1)  BRI's income statement is for the six month period ended May 31, 1996.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1996.

(3) Pro forma net income per share would have been $0.45 per share for the six months ended June 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

           Unaudited Pro Forma Combined Condensed Statement of Income
                         Six months ended June 30, 1995
                     (In Thousands, Except Per Share Data)






                                           HISTORICAL                                HISTORICAL
                                     ---------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES     BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------    --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $104,710    $18,598     $   -       $123,308    $49,883      $      -       $173,191
Less reimbursed costs:
 Investigator payments                  27,154        563         -         27,717          -             -         27,717
 Travel and other                        9,296          -         -          9,296          -             -          9,296
                                      --------    -------     -----       --------    -------      --------       --------
Net revenue                             68,260     18,035         -         86,295     49,883             -        136,178

Costs and expenses:
 Direct costs                           32,229      7,178         -         39,407      1,262             -         40,669
 General and administrative expense     26,145      9,305         -         35,450     41,959             -         77,409
 Depreciation and amortization           3,281        541         -          3,822      2,998             -          6,820
                                      --------    -------     -----       --------    -------      --------       --------
                                        61,655     17,024         -         78,679     46,219             -        124,898
                                      --------    -------     -----       --------    -------      --------       --------
Income from operations                   6,605      1,011         -          7,616      3,664             -         11,280

Other income (expense), net                678       (194)        -            484     (1,198)            -           (714)
                                      --------    -------     -----       --------    -------      --------       --------
Income before income taxes               7,283        817         -          8,100      2,466             -         10,566
Income taxes                             2,646        432         -          3,078        776             -          3,854
                                      --------    -------     -----       --------    -------      --------       --------
Net income                            $  4,637    $   385     $   -       $  5,022    $ 1,690      $      -       $  6,712
                                      ========    =======     =====       ========    =======      ========       ========

Weighted average shares outstanding     19,293                              20,766                                  29,944
                                      ========                            ========                                ========

Net income per share                  $   0.24                            $   0.24                                $   0.22
                                      ========                            ========                                ========

(1)  BRI's income statement is for the six months ended May 31, 1995.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1995.

           Unaudited Pro Forma Combined Condensed Statement of Income
                          Year ended December 31, 1995
                     (In Thousands, Except Per Share Data)








                                          HISTORICAL                                  HISTORICAL
                                    ---------------------     PRO FORMA   PRO FORMA   ----------      PRO FORMA
                                    QUINTILES     BRI (1)    ADJUSTMENTS  SUBTOTAL    INNOVEX(2)     ADJUSTMENTS     PRO FORMA
                                    ---------     -------    -----------  ---------   ----------     -----------     ---------

Professional fee income               $228,143    $40,800         $-      $268,943     $129,055       $      -        $397,998
Less reimbursed costs:
  Investigator payments                 50,892      2,600          -        53,492            -              -          53,492
  Travel and other                      20,814          -          -        20,814            -              -          20,814
                                      --------    -------         --      --------     --------       --------        --------
Net revenue                            156,437     38,200          -       194,637      129,055              -         323,692

Costs and expenses:
  Direct costs                          73,429     15,349          -        88,778        3,182              -          91,960
  General and administrative expense    60,100     19,070          -        79,170      107,430              -         186,600
  Depreciation and amortization          7,514      1,337          -         8,851        8,053              -          16,904
  Non-recurring costs relating to
    reorganization                           -          -          -             -        2,373              -           2,373
  Special pension contribution               -          -          -             -        2,329              -           2,329
                                      --------    -------         --      --------     --------       --------        --------
                                       141,043     35,756          -       176,799      123,367              -         300,166
                                      --------    -------         --      --------     --------       --------        --------
Income from operations                  15,394      2,444          -        17,838        5,688              -          23,526

Other income (expense), net              1,768       (319)         -         1,449       (2,893)             -          (1,444)
                                      --------    -------         --      --------     --------       --------        --------
Income before income taxes              17,162      2,125          -        19,287        2,795              -          22,082
Income taxes                             5,903      1,124          -         7,027        1,154              -           8,181
                                      --------    -------         --      --------     --------       --------        --------
Net income                            $ 11,259    $ 1,001         $-      $ 12,260     $  1,641       $      -        $ 13,901
                                      ========    =======         ==      ========     ========       ========        ========

Weighted average shares outstanding     20,028                              21,506                                      30,705
                                      ========                            ========                                    ========

Net income per share                  $   0.56                            $   0.57                                    $   0.45 (3)
                                      ========                            ========                                    ========


(1)  BRI's income statement is for the year ended November 30, 1995.

(2) Innovex's income statement is for the year ended March 31, 1996. Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended
     March 31, 1996.

(3) Pro forma net income per share would have been $0.58 per share for the year ended December 31, 1995 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

           Unaudited Pro Forma Combined Condensed Statement of Income
                          Year ended December 31, 1994
                     (In Thousands, Except Per Share Data)





                                         HISTORICAL                                HISTORICAL
                                     -------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES   BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------  --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $141,185  $25,347       $-        $166,532     $81,063       $     -       $247,595
Less reimbursed costs:
  Investigator payments                 39,027      576        -          39,603           -             -         39,603
  Travel and other                      12,091        -        -          12,091           -             -         12,091
                                      --------  -------       --        --------     -------       -------       --------
Net revenue                             90,067   24,771        -         114,838      81,063             -        195,901

Costs and expenses:
   Direct costs                         41,612   10,053        -          51,665       2,764             -         54,429
   General and administrative
     expense                            34,418   13,300        -          47,718      68,578             -        116,296
   Depreciation and amortization         4,538      699        -           5,237       5,115             -         10,352
                                      --------  -------       --        --------     -------       -------       --------
                                        80,568   24,052        -         104,620      76,457             -        181,077
                                      --------  -------       --        --------     -------       -------       --------
Income from operations                   9,499      719        -          10,218       4,606             -         14,824

Other income (expense), net                679     (189)       -             490      (1,684)            -         (1,194)
                                      --------  -------       --        --------     -------       -------       --------
Income before income taxes              10,178      530        -          10,708       2,922             -         13,630
Income taxes                             3,506      238        -           3,744         841             -          4,585
                                      --------  -------       --        --------     -------       -------       --------
Net income                            $  6,672  $   292       $-        $  6,964     $ 2,081       $     -       $  9,045
                                      ========  =======       ==        ========     =======       =======       ========
Weighted average shares outstanding     17,557                            18,893                                   28,043
                                      ========                          ========                                 ========
Net income per share                  $   0.38                          $   0.37                                 $   0.32
                                      ========                          ========                                 ========

(1)  BRI's income statement is for the year ended November 30, 1994.

(2) Innovex's income statement is for the year ended March 31, 1995. Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended
     March 31, 1995.

           Unaudited Pro Forma Combined Condensed Statement of Income
                          Year ended December 31, 1993
                     (In Thousands, Except Per Share Data)


                                         HISTORICAL                                HISTORICAL
                                     -------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES   BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------  --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $79,289   $17,824       $-        $97,113      $62,395       $     -       $159,508
Less reimbursed costs:
 Investigator payments                 12,048         -        -         12,048            -             -         12,048
 Travel and other                       5,537         -        -          5,537            -             -          5,537
                                      -------   -------       --        -------      -------       -------       --------
Net revenue                            61,704    17,824        -         79,528       62,395             -        141,923

Costs and expenses:
 Direct costs                          28,386     7,401        -         35,787        4,380             -         40,167
 General and administrative expense    23,839     9,650        -         33,489       49,937             -         83,426
 Depreciation and amortization          3,469       372        -          3,841        3,982             -          7,823
                                      -------   -------       --        -------      -------       -------       --------
                                       55,694    17,423        -         73,117       58,299             -        131,416
                                      -------   -------       --        -------      -------       -------       --------
Income from operations                  6,010       401        -          6,411        4,096             -         10,507

Other income (expense), net              (188)     (152)       -           (340)      (2,549)            -         (2,889)
                                      -------   -------       --        -------      -------       -------       --------
Income before income taxes and
  change in accounting method           5,822       249        -          6,071        1,547             -          7,618
Income taxes                            1,980        71        -          2,051        1,221             -          3,272
                                      -------   -------       --        -------      -------       -------       --------
Net income before change in
  accounting method                     3,842       178        -          4,020          326             -          4,346

Change in accounting method                 -       158        -            158            -             -            158
                                      -------   -------       --        -------      -------       -------       --------
Net income                            $ 3,842   $    20       $-        $ 3,862      $   326       $     -       $  4,188
                                      =======   =======       ==        =======      =======       =======       ========

Weighted average shares outstanding    13,535                            14,851                                    23,972
                                      =======                           =======                                  ========

Net income per share                  $  0.28                           $  0.26                                  $   0.17
                                      =======                           =======                                  ========

(1)  BRI's income statement is for the year ended November 30, 1993.

(2) Innovex's income statement is for the year ended March 31, 1994. Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended
     March 31, 1994.

        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF
                            QUINTILES AND INNOVEX


The following unaudited pro forma combined condensed financial statements are presented assuming the Merger of Quintiles and Innovex had occurred at the beginning of each period presented on a pooling of interests basis.

The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles and Innovex at June 30, 1996. The unaudited pro forma combined condensed statements of operations for the years ended December 31, 1995, 1994 and 1993, and the six months ended June 30, 1996 and 1995 reflect historical operating results of Quintiles for such periods combined with historical operating results of Innovex for the twelve months ended March 31, 1996, 1995 and 1994 (Innovex's fiscal year) and the six months ended June 30, 1996 and June 30, 1995, respectively.

For all applicable periods presented in the pro form combined condensed statements of operations, shares used in the computation of earnings per common and common equivalent share give effect to the appropriate exchange ratio.

The Innovex financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity on the June 30, 1996 balance sheet. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

The pro forma financial statements are not necessarily indicative of the results that would have been obtained had the Merger occurred on the dates indicated. The pro forma financial statements should be read in conjunction with the related historical financial statements and notes thereto of Quintiles and Innovex incorporated by reference or included hereto, respectively in this Proxy Statement/Prospectus.

             Unaudited Pro Forma Combined Condensed Balance Sheet
                                June 30, 1996
                                (In Thousands)

                                                                 Historical
                                                        -----------------------------       Pro Forma
                                                        Quintiles         Innovex (1)      Adjustments     Pro forma
                                                        ---------         -----------     --------------   ---------
ASSETS
Current assets:
   Cash and cash equivalents                            $130,213           $  5,724        $(49,847) (4)    $ 86,090
   Accounts receivable and unbilled services              89,598             44,994               -          134,592
   Investments                                            35,422                  -               -           35,422
   Other current assets                                    8,744              2,016               -           10,760
                                                        --------           --------        --------         --------
Total current assets                                     263,977             52,734         (49,847)         266,864

Property and equipment                                    88,038             47,160               -          135,198
Less accumulated depreciation                             23,203             15,872               -           39,075
                                                        --------           --------        --------         --------
                                                          64,835             31,288               -           96,123
Non-current assets:
   Investments                                            10,710                  -               -           10,710
   Intangible and other assets                            52,276             14,970               -           67,246
                                                        --------           --------        --------         --------
Total non-current assets                                  62,986             14,970               -           77,956
                                                        --------           --------        --------         --------

Total assets                                            $391,798           $ 98,992        $(49,847)        $440,943
                                                        ========           ========        ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                $ 26,494           $ 23,570        $ 12,000  (2)    $ 62,064
   Line of credit and current portion of debt                546             14,281         (14,281) (4)         546
   Unearned income                                        25,791             24,137               -           49,928
   Income taxes and other current liabilities              7,667              7,821               -           15,488
                                                        --------           --------        --------         --------
Total current liabilities                                 60,498             69,809          (2,281)         128,026

Long-term liabilities:
   Long-term debt, less current portion                  140,355             35,395         (35,395) (4)     140,355
   Long-term obligation                                   19,827              4,418               -           24,245
   Deferred income taxes                                   2,687                  -               -            2,687
                                                        --------           --------        --------         --------
                                                         162,869             39,813         (35,395)         167,287
                                                        --------           --------        --------         --------
Total liabilities                                        223,367            109,622         (37,676)         295,313
Redeemable preference shares                                   -                171            (171) (4)           -

Shareholders' equity:
    Preferred Stock                                            -                 66             (66) (3)           -
    Common Stock                                             218                112             (12) (3)         318
    Additional paid-in-capital and other
       shareholders' equity                              129,616             16,896              78  (3)     146,590
    Retained earnings (accumulated deficit)               38,597            (27,875)        (12,000) (2)      (1,278)
                                                        --------           --------        --------         --------
Total shareholders' equity                               168,431            (10,801)        (12,000)         145,630
                                                        --------           --------        --------         --------
Total liabilities and shareholders' equity              $391,798           $ 98,992        $(49,847)        $440,943
                                                        ========           ========        ========         ========


See accompanying notes.

        Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

(1) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK, except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity. The remaining net differences between UK and US GAAP are immaterial to Innovex's net income and shareholders' equity for all periods presented.

(2) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of Innovex, estimated at $12 million.

(3) To reflect the issuance of 10,000,000 shares of Quintiles common stock, $.01 par value, in exchange for the outstanding shares of Innovex common stock and preferred stock.

(4) In connection with the transaction, Quintiles will satisfy in full and retire approximately $60 million of Innovex's outstanding long-term credit facility, which was approximately $49.7 million as of June 30, 1996. The $171,000 of redeemable preference shares will also be redeemed in connection with the transaction.

          Unaudited Pro Forma Combined Condensed Statement of Income
                        Six Months ended June 30, 1996
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------   Pro forma
                                                         Quintiles      Innovex (1)    Adjustments    Pro forma
                                                       -------------   --------------  -----------   -----------
Professional fee income                                 $147,309         $95,663        $     -      $242,972
Less reimbursed costs:
   Investigator payments                                  19,981               -              -        19,981
   Travel and other                                        9,556               -              -         9,556
                                                        --------         -------        -------      --------
Net revenue                                              117,772          95,663              -       213,435

Costs and expenses:
   Direct costs                                           54,931           1,266              -        56,197
   General and administrative expense                     45,000          80,378              -       125,378
   Depreciation and amortization                           5,507           5,266                       10,773
   Non-recurring costs relating to
     reorganization                                            -           2,334                        2,334
   Special pension contribution                                -           2,291              -         2,291
                                                        --------         -------        -------      --------
Income from operations                                   105,438          91,535              -       196,973
                                                        --------         -------        -------      --------
                                                          12,334           4,128              -        16,462

Other income (expense), net                                1,218          (1,832)                        (614)
                                                        --------         -------        -------      --------
Income before income taxes                                13,552           2,296              -        15,848
Income taxes                                               4,291           1,016              -         5,307
                                                        --------         -------        -------      --------
Net income before non-equity interest dividends            9,261           1,280              -        10,541
Non-equity interest dividends                                  -            (315)             -          (315)
                                                        --------         -------        -------      --------
Net income                                              $  9,261         $   965        $     -      $ 10,226
                                                        ========         =======        =======      ========

Weighted average shares outstanding                       22,288                                       31,502
                                                        ========                                     ========

Net income per share                                    $   0.42                                     $   0.32 (2)
                                                        ========                                     ========




(1) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1996.

(2) Pro forma net income per share would have been $0.45 per share for the six months ended June 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

          Unaudited Pro Forma Combined Condensed Statement of Income
                        Six months ended June 30, 1995
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------   Pro forma
                                                         Quintiles      Innovex (1)    Adjustments    Pro forma
                                                       -------------   --------------  -----------   -----------
Professional fee income                                 $104,710          $49,883        $      -     $154,593
Less reimbursed costs:
   Investigator payments                                  27,154                -               -       27,154
   Travel and other                                        9,296                -               -        9,296
                                                        --------          -------        --------     --------
Net revenue                                               68,260           49,883               -      118,143

Costs and expenses:
   Direct costs                                           32,229            1,262               -       33,491
   General and administrative expense                     26,145           41,959               -       68,104
   Depreciation and amortization                           3,281            2,998               -        6,279
                                                        --------          -------        --------     --------
                                                          61,655           46,219               -      107,874
                                                        --------          -------        --------     --------
Income from operations                                     6,605            3,664               -       10,269

Other income (expense), net                                  678           (1,198)              -         (520)
                                                        --------          -------        --------     --------
Income before income taxes                                 7,283            2,466               -        9,749
Income taxes                                               2,646              776               -        3,422
                                                        --------          -------        --------     --------
Net income                                              $  4,637          $ 1,690        $      -     $  6,327
                                                        ========          =======        ========     ========

Weighted average shares outstanding                       19,293                                        28,471
                                                        ========                                      ========

Net income per share                                    $   0.24                                      $   0.22
                                                        ========                                      ========





(1) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the six months ended June 30, 1995.

          Unaudited Pro Forma Combined Condensed Statement of Income
                         Year ended December 31, 1995
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------         Pro forma
                                                        Quintiles         Innovex(1)         Adjustments       Pro forma
                                                       -----------       ------------       -------------     ------------
Professional fee income                                 $228,143          $129,055            $      -           $357,198
Less reimbursed costs:
   Investigator payments                                  50,892                 -                   -             50,892
   Travel and other                                       20,814                 -                   -             20,814
                                                        --------          --------            --------           --------
Net revenue                                              156,437           129,055                   -            285,492

Costs and expenses:
   Direct costs                                           73,429             3,182                   -             76,611
   General and administrative expense                     60,100           107,430                   -            167,530
   Depreciation and amortization                           7,514             8,053                   -             15,567
   Non-recurring costs relating to reorganization              -             2,373                   -              2,373
   Special pension contribution                                -             2,329                   -              2,329
                                                        --------          --------            --------           --------
                                                         141,043           123,367                   -            264,410
                                                        --------          --------            --------           --------
Income from operations                                    15,394             5,688                   -             21,082

Other income (expense), net                                1,768            (2,893)                  -             (1,125)
                                                        --------          --------            --------           --------
Income before income taxes                                17,162             2,795                   -             19,957
Income taxes                                               5,903             1,154                   -              7,057
                                                        --------          --------            --------           --------
Net Income                                              $ 11,259          $  1,641            $      -           $ 12,900
                                                        ========          ========            ========           ========

Weighted average shares outstanding                       20,028                                                   29,226
                                                        ========                                                 ========

Net income per share                                    $   0.56                                                 $   0.44 (2)
                                                        ========                                                 ========


(1) Innovex's income statement is for the year ended March 31, 1996 and has been prepared on a basis of generally accepted accounting principles
     (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended March 31, 1996.

(2) Pro forma net income per share would have been $0.57 per share for the year ended December 31, 1995 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

          Unaudited Pro Forma Combined Condensed Statement of Income
                         Year ended December 31, 1994
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------         Pro forma
                                                        Quintiles         Innovex(1)         Adjustments       Pro forma
                                                       -----------       ------------       -------------     ------------
Professional fee income                                  $141,185          $81,063           $      -            $222,248
Less reimbursed costs:
   Investigator payments                                   39,027                -                  -              39,027
   Travel and other                                        12,091                -                  -              12,091
                                                         --------          -------           --------            --------
Net revenue                                                90,067           81,063                  -             171,130

Costs and expenses:
   Direct costs                                            41,612            2,764                  -              44,376
   General and administrative expense                      34,418           68,578                  -             102,996
   Depreciation and amortization                            4,538            5,115                  -               9,653
                                                         --------          -------           --------            --------
                                                           80,568           76,457                  -             157,025
                                                         --------          -------           --------            --------
Income from operations                                      9,499            4,606                  -              14,105

Other income (expense), net                                   679           (1,684)                 -              (1,005)
                                                         --------          -------           --------            --------
Income before income taxes                                 10,178            2,922                  -              13,100
Income taxes                                                3,506              841                  -               4,347
                                                         --------          -------           --------            --------
Net Income                                               $  6,672          $ 2,081           $      -            $  8,753
                                                         ========          =======           ========            ========

Weighted average shares outstanding                        17,557                                                  26,707
                                                         ========                                                ========

Net income per share                                     $   0.38                                                $   0.33
                                                         ========                                                ========


(1) Innovex's income statement is for the year ended March 31, 1995 and has been prepared on a basis of generally accepted accounting principles
     (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended March 31, 1995.

          Unaudited Pro Forma Combined Condensed Statement of Income
                         Year ended December 31, 1993
                    (In Thousands, Except Per Share Data)



                                                                 Historical
                                                       ------------------------------         Pro forma
                                                        Quintiles         Innovex(1)         Adjustments       Pro forma
                                                       -----------       ------------       -------------     ------------
Professional fee income                                  $79,289           $62,395          $      -            $141,684
Less reimbursed costs:
   Investigator payments                                  12,048                 -                 -              12,048
   Travel and other                                        5,537                 -                 -               5,537
                                                         -------           -------          --------            --------
Net revenue                                               61,704            62,395                 -             124,099

Costs and expenses:
   Direct costs                                           28,386             4,380                 -              32,766
   General and administrative expense                     23,839            49,937                 -              73,776
   Depreciation and amortization                           3,469             3,982                 -               7,451
                                                         -------           -------          --------            --------
                                                          55,694            58,299                 -             113,993
                                                         -------           -------          --------            --------
Income from operations                                     6,010             4,096                 -              10,106

Other income (expense), net                                 (188)           (2,549)                -              (2,737)
                                                         -------           -------          --------            --------
Income before income taxes                                 5,822             1,547                 -               7,369
Income taxes                                               1,980             1,221                 -               3,201
                                                         -------           -------          --------            --------
Net Income                                               $ 3,842           $   326          $      -            $  4,168
                                                         =======           =======          ========            ========

Weighted average shares outstanding                       13,535                                                  22,656
                                                         =======                                                ========

Net income per share                                     $  0.28                                                $   0.18
                                                         =======                                                ========


(1) Innovex's income statement is for the year ended March 31, 1994 and has been prepared on a basis of generally accepted accounting principles
     (GAAP) in the UK. The net differences between UK and US GAAP are immaterial to Innovex's net income for the year ended March 31, 1994.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              QUINTILES TRANSNATIONAL CORP.

                                              By:  /s/ Rachel R. Selisker
                                                   ---------------------------
                                                   Rachel R. Selisker
                                                   Chief Financial Officer

Dated:  October 11, 1996

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit                     Sequentially Numbered Page
-----------    ----------------------                     --------------------------
   2           Share Exchange Agreement dated as of
               October 4, 1996 among Innovex Limited,
               Quintiles Transnational Corp. and the
               shareholders of Innovex Limited

  23           Consent of KPMG
